Exhibit 1.01

DEALER MANAGER AGREEMENT

May 17, 2010

J.P. Morgan Securities Inc.

383 Madison Avenue

New York, New York 10179

Banc of America Securities LLC

One Bryant Park

New York, New York 10036

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

1. Kilroy Realty, L.P., a Delaware limited partnership (the “Operating Partnership”) and majority-owned subsidiary of Kilroy Realty Corporation, a Maryland corporation (the “Company”), plans to make an offer (the “Offer”) to purchase any and all of the Operating Partnership’s 3.250% Exchangeable Senior Notes due 2012, which are fully and unconditionally guaranteed by the Company (the “Securities”), on the terms and subject to the conditions set forth in the Offer to Purchase (the “Offer to Purchase”), a copy of which is attached hereto as Exhibit A, and the Letter of Transmittal (the “Letter of Transmittal”) relating to the Offer, a copy of which is attached hereto as Exhibit B.

2. The Operating Partnership and the Company hereby appoint you to act as dealer managers (the “Dealer Managers”) and authorize you to act as such in connection with the Offer. As Dealer Managers, you, severally but not jointly, agree, in accordance with your customary practice, to perform those services in connection with the Offer as are customarily performed by investment banking firms in their capacity as dealer managers in connection with tender offers of like nature as the Offer, including, without limitation, to use commercially reasonable efforts to solicit tenders of the Securities pursuant to the Offer and to communicate with brokers, dealers, banks, trust companies, nominees and other persons with respect to the Offer. The parties acknowledge and agree that the Dealer Managers may perform certain of their services through their affiliates and any of their respective affiliates performing services hereunder shall be entitled to the benefits and be subject to the terms and conditions of this Dealer Manager Agreement (this “Agreement”).

3. You shall have no liability (in tort, contract, or otherwise) to the Operating Partnership or the Company or any other person for any losses, claims, damages, liabilities, or expenses arising from your engagement or services as Dealer Managers hereunder or otherwise in connection with the Offer, except for any such losses, claims, damages, liabilities, or expenses that are determined by final and non-appealable judgment of a court of competent jurisdiction to have resulted primarily from your bad faith, gross negligence or willful misconduct. You shall act as an independent contractor, and nothing herein contained shall constitute you agents of the Operating Partnership or the Company or any other person in connection with the solicitation of Securities pursuant to the Offer.

4. The Operating Partnership and the Company acknowledge and agree that each of: (i) you have been retained solely to provide the services set forth herein, and in rendering such services you shall act as an independent contractor and not as a fiduciary and any duties arising out of your engagement hereunder shall be owed solely to the Operating Partnership and the Company; (ii) you are a securities firm engaged in securities trading and brokerage activities and providing investment banking and financial advisory services, and in the ordinary course of business, you and your affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for your own account or the accounts of customers, in debt or equity securities of the Operating Partnership and the Company, their affiliates or other entities that may be involved in the transactions contemplated hereby; and (iii) you are not an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction, and the Operating Partnership and the Company must consult with their own advisors concerning such matters and will be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and you shall have no responsibility or liability to the Operating Partnership and the Company with respect thereto and (iv) the Operating Partnership and the Company have consulted their legal and financial advisors to the extent they deemed appropriate.

5. (a) The Operating Partnership and the Company agree to furnish you with as many copies as you may reasonably request of the Offer to Purchase and the Letter of Transmittal, any amendments or supplements thereto, the Statement (as hereinafter defined) and all exhibits, amendments or supplements thereto, and any other documents, materials, or filings whatsoever relating to the Offer (collectively, as amended or supplemented from time to time, the “Tender Offer Materials”) to be used by the Operating Partnership and the Company in connection with the Offer. The Operating Partnership and the Company agree that, at a reasonable time prior to using or filing any Tender Offer Materials with the Securities and Exchange Commission (the “Commission”) or with any other federal, state, or other governmental agency or instrumentality (“Other Agency”), they will submit copies of such materials to you and will give reasonable consideration to your and your counsel’s comments, if any, thereon. In the event that the Operating Partnership and the Company use or permit the use of, or file with the Commission or any Other Agency, any Tender Offer Materials (i) which have not been submitted to you for your comments, or (ii) which have been so submitted and with respect to which you have made comments, but which comments have not resulted in a response satisfactory to you and your counsel to reflect your comments, then you shall be entitled to withdraw as Dealer Manager in accordance with Section 13 below.

(b) You hereby agree, severally but not jointly, as Dealer Managers, that you will not publicly disseminate any written material for or in connection with the solicitation of

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tenders of Securities pursuant to the Offer other than the Tender Offer Materials, and you agree that you will not publicly make any written statements in connection with such solicitation, other than the statements that are set forth in the Tender Offer Materials, consistent with statements that are set forth in the Tender Offer Materials or as otherwise authorized by the Operating Partnership and the Company.

6. The Operating Partnership and the Company jointly and severally agree to pay you, as compensation for your services as Dealer Managers in connection with the Offer, an aggregate fee of $5 per $1,000 principal amount of Securities purchased by the Operating Partnership and the Company pursuant to the Offer, payable on the Payment Date as defined in the Offer to Purchase to be allocated equally among the Dealer Managers.

7. In addition to your compensation for your services as financial advisors and Dealer Managers, the Operating Partnership and the Company jointly and severally agree to pay (i) all fees and expenses relating to the preparation, filing, printing, mailing, and publishing of the Tender Offer Materials, (ii) all fees and expenses of the Depositary (as defined in Section 8 hereof), (iii) all advertising charges, and (iv) all other fees and expenses in connection with the Offer, including those of any soliciting agent, information agent, or other person rendering services in connection therewith. The Operating Partnership and the Company will also reimburse you for all out-of-pocket expenses incurred by you in connection with your services as Dealer Managers, including the reasonable fees and expenses of Sidley Austin LLP, your legal counsel. All other payments to be made by the Operating Partnership and the Company pursuant to this Section 7 shall be made promptly against delivery to the Operating Partnership or the Company of statements therefor. The Operating Partnership or the Company shall perform their obligations set forth in this Section 7 whether or not the Offer is commenced or if commenced, is terminated or the Company acquires any Securities pursuant to the Offer.

8. The Operating Partnership and the Company authorize you to communicate with U.S. Bank National Association, who has been engaged by the Operating Partnership and the Company to serve as the depositary and Global Bondholder Services Corporation, who has been engaged to serve as the information agent, with respect to matters relating to the Offer (referred to as the “Depositary” and the “Information Agent,” respectively). The Operating Partnership and the Company have instructed or will instruct the Depositary to advise you at least daily as to the principal amount of Securities that have been tendered pursuant to the Offer and such other matters in connection with the Offer as you may reasonably request. The Operating Partnership and the Company will use their reasonable best efforts to cause you to be provided with lists or other records in such form as you may reasonably request showing the names and addresses of, and the principal amount of Securities held by, the holders (the “Holders”) of the Securities as of a recent date and will use their reasonable best efforts to cause you to be advised from day to day during the period of the Offer as to any transfers of Securities.

9. The Operating Partnership and the Company jointly and severally represent, warrant and agree (i) on and as of the date on which the Offer is commenced, (ii) on and as of any date on which Tender Offer Materials are distributed to the Holders of the Securities, (iii) on the expiration date of the Offer, and (iv) on and as of the payment date or dates for Securities purchased pursuant to the Offer that:

(a) the Company and each of its subsidiaries has been duly organized and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization and has power and authority as a corporation, limited partnership or limited liability company, as the case may be, to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Offer to Purchase. The Company and each of its subsidiaries is duly qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business, properties or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (a “Material Adverse Effect”);

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(b) this Agreement has been duly authorized, executed and delivered by the Operating Partnership and the Company; and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each of the Operating Partnership and the Company, enforceable against each of the Operating Partnership and the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”) and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy;

(c) (i) upon commencement of the Offer, the Operating Partnership and the Company will duly file with the Commission a Statement on Schedule TO with respect to the Offer (the “Statement”) pursuant to Rule 13e-4 promulgated by the Commission under the Exchange Act, a copy of which Statement (including the documents required by Item 12 thereof to be filed as exhibits thereto) in the form in which it is to be so filed has been or will be furnished to you; (ii) any amendments to the Statement and the final form of all such documents filed with the Commission or published, sent, or given to holders of Securities will be furnished to you prior to any such amendment, filing, publication, or distribution; (iii) the Statement as so filed and as amended or supplemented from time to time will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder; and (iv) neither the Statement as filed or as amended or supplemented from time to time nor any other Tender Offer Materials as filed or as amended or supplemented from time to time will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, except that the Company makes no representation or warranty with respect to any statement contained in, or any matter omitted from, any Tender Offer Materials based upon information relating to you furnished in writing by you to the Operating Partnership or the Company expressly for use therein;

(d) neither the Company nor any of its subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under its charter or bylaws, limited partnership agreement, limited liability company agreement or similar

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organizational documents, as the case may be, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or such subsidiary is a party or by which it may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except with respect to clauses (ii) and (iii) only, for such Defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

(e) the Offer (including any related borrowings by the Company or any of its subsidiaries or affiliates), the purchase of Securities pursuant to the Offer, and the execution and delivery of, and the consummation of the transactions contemplated by, this Agreement (i) have been duly authorized by all necessary corporate and partnership action and will not result in any Default under the charter or bylaws or other organizational documents of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any Lien (as defined below) upon any property or assets of the Operating Partnership, the Company or any of their respective subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Operating Partnership, the Company or any of their respective subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Operating Partnership, the Company or any of their respective subsidiaries or any of its or their properties, except with respect to clauses (ii) and (iii) only, for such conflicts, breaches, Defaults, Liens, consents or violations as would not, individually or in the aggregate, have a Material Adverse Effect;

“Lien” shall mean, with respect to any securities, assets or other property owned or leased by the Company or any of its subsidiaries, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such securities, assets or other property.

(f) the Company has no knowledge of any material fact or information concerning the Company or any of its subsidiaries, or the operations, assets, condition, financial or otherwise, or prospects of the Company or any of its subsidiaries, which is required to be made generally available to the public and which has not been, or is not being, or will not be, made generally available to the public through the Tender Offer Materials or otherwise;

(g) in connection with the Offer, the Operating Partnership and the Company have complied, and will continue to comply, in all material respects with the Exchange Act and the rules and regulations thereunder, including, without limitation, Sections 10 and 13 of the Exchange Act and Rules 10b-5 and 13e-4 thereunder;

(h) no stop order, restraining order or denial of an application for approval has been issued and no proceedings, litigation or investigation have been initiated or, to the best of the Operating Partnership or the Company’s knowledge, threatened before the Commission or any Other Agency with respect to the making or consummation of the Offer (including the obtaining

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or use of funds to purchase Securities pursuant to the Offer) or the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement or the Tender Offer Materials or with respect to the ownership of Securities by the Company or any of its subsidiaries or affiliates;

(i) except as otherwise disclosed in the Offer to Purchase, subsequent to the respective dates as of which information is given in the Offer to Purchase: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity; (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company (other than regular quarterly dividends) or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock;

(j) the Operating Partnership and the Company have, or have made arrangements to obtain, funds sufficient to enable the Operating Partnership and the Company to pay promptly, upon the terms and subject to the conditions of the Offer, the purchase price (and related costs) of the Securities which the Company will offer to purchase in connection with the Offer or which Company otherwise agrees to acquire, and such arrangements comply with Section 7 of the Exchange Act;

(k) the Company has made, or instructed the Depositary to make, appropriate arrangements with the Depository Trust Company (“DTC”) to allow for the book-entry movement of tendered Securities between DTC participants and the Depositary;

(l) the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”) for all taxable years commencing with its taxable year ended December 31, 1997. The Company has filed an election to be taxable as a real estate investment trust for its taxable year ended December 31, 1997, and such election has not been terminated. The Company’s proposed method of operation will permit it to continue to meet the requirements for taxation as a real estate investment trust under the Code. The Company intends to continue to operate in a manner which would permit it to qualify as a real estate investment trust under the Code; and

(m) each of the Operating Partnership and the Company and has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Neither the Operating Partnership, the Company nor any other subsidiary of the Company is or will be, as a result of the purchase of the Securities pursuant to the Offer, an “investment company” within the meaning of the Investment Company Act and each of the Operating Partnership and the Company will conduct its business in a manner so that it will not become subject to the Investment Company Act.

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10. (a) The Company agrees to deliver to you, on the date hereof, opinions of Latham and Watkins LLP and Ballard Spahr LLP, satisfactory to your counsel, to the effect set out in Schedules A and B hereto.

(b) If there is a material change or amendment to the Offer or the Tender Offer Materials, the Operating Partnership or the Company will furnish any further opinion of counsel reasonably satisfactory to your counsel, as you may reasonably request.

11. The Operating Partnership and the Company will advise you promptly, after they receive notice, or otherwise becomes aware, of (a) the occurrence of any event which could reasonably be expected to cause the Operating Partnership and the Company to withdraw, rescind or terminate the Offer or would permit the Operating Partnership and the Company to exercise any right not to purchase Securities tendered thereunder, (b) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which would require the making of any change in any of the Tender Offer Materials then being used or would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, (c) any proposal by the Operating Partnership and the Company or requirement to make, amend, or supplement any Tender Offer Materials or any filing in connection with the Offer pursuant to the Exchange Act or the rules or regulations thereunder or any other applicable law, rule or regulation, (d) the issuance of any comment or order or the taking of any other action by the Commission or any Other Agency concerning the Offer (and, if in writing, will furnish you a copy thereof), (e) any material developments in connection with the Offer, including, without limitation, the commencement of any lawsuit concerning the Offer, and (f) any other information relating to the Offer which you may from time to time reasonably request.

12. The Operating Partnership and the Company jointly and severally agree to indemnify and hold harmless you and your affiliates, directors, officers, employees and agents and each person, if any, who controls you within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (you and each such entity or person being referred to as an “Indemnified Person”), from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), (a) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Statement or any document required by Item 12 thereof, or any omission or alleged omission to state in the Statement or any such document a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, or (ii) any withdrawal or termination by the Operating Partnership or the Company of, or failure by the Operating Partnership or the Company to make or consummate, the Offer or to purchase any Securities pursuant to the Offer or (iii) any breach by the Operating Partnership and the Company of any representation or warranty or failure to comply with any of the agreements contained herein, or (b) otherwise arising out of, relating to or in connection with or alleged to arise out of, relate to or be in connection with the Offer or your role in connection therewith; except in the case of clause (b) above for any such loss, claim, damage, liability, or expense that is determined by final and non-appealable judgment of a court of competent jurisdiction to have resulted primarily from your bad faith, gross negligence or willful misconduct and except in the case of clauses (a)(i) and (b) above for any such loss, claim, damage, liability, or expense which arises out of or is based upon (A) any untrue statement of a

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material fact contained in the Statement or any document required by Item 12 thereof, or (B) any omission to state in the Statement or any such document a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, if in any such case such statement or omission was made in reliance upon and in conformity with information relating to you furnished in writing by you to the Operating Partnership or the Company expressly for use therein.

If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against an Indemnified Person, such Indemnified Person shall promptly notify the Operating Partnership and the Company in writing; provided that the failure to notify the Operating Partnership and the Company shall not relieve them from any liability that they may have under this Section 12 except to the extent that they have been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Operating Partnership and the Company shall not relieve them from any liability that they may have to an Indemnified Person otherwise than under this Section 12. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Operating Partnership and the Company thereof, the Operating Partnership and the Company shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Operating Partnership or the Company) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 12 that the Operating Partnership and the Company may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Operating Partnership, the Company and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Operating Partnership and the Company have failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Operating Partnership and the Company; or (iv) the named parties in any such proceeding (including any impleaded parties) include (x) the Operating Partnership or the Company and (y) the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Operating Partnership and the Company shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Dealer Manager, its affiliates, directors, officers, employees and agents and any control persons of the Dealer Manager shall be designated in writing by the Dealer Manager. The Operating Partnership and the Company shall not be liable for any settlement of any proceeding effected without their written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Operating Partnership and the Company agree to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Operating Partnership and the Company reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Operating Partnership and the Company shall be liable for

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any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Operating Partnership and the Company of such request and (ii) the Operating Partnership and the Company shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. The Operating Partnership and the Company shall not, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

If the indemnification provided for in the foregoing paragraphs is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Operating Partnership and the Company, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Operating Partnership and the Company on the one hand and by you from the Offer or (ii) if the allocation provided by foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Operating Partnership and the Company on the one hand and by you on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Operating Partnership and the Company and by you shall be deemed to be in the same proportion as (i) the maximum aggregate value of the consideration proposed to be paid by the Operating Partnership and the Company for the purchase of Securities pursuant to the Offer, bears to (ii) the maximum aggregate fee proposed to be paid to you pursuant to Section 6 hereof. The relative fault of the Operating Partnership and the Company and of you (i) in the case of an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the Operating Partnership and the Company or by you and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission, and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Operating Partnership and the Company or by you and the parties’ relative intent, knowledge, access to information, and opportunity to prevent such action or omission.

The Operating Partnership and the Company and you agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities, or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in

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connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Company and the Operating Partnership to contribute pursuant to this Section 12 shall be joint and several.

The remedies provided for in this Section 12 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

13. This Agreement shall terminate upon the earlier of (i) the consummation, expiration, termination or withdrawal of the Offer and (ii) the date 90 days from the date hereof, and may be terminated by either the Company or you at any time, with or without cause, effective upon receipt by the other party of written notice to that effect.

14. The provisions of Sections 3, 4, 6, 7, 9, 12, 15, 16, 17, 18, 19 and 20 hereof and this Section 14 shall remain operative and in full force and effect regardless of (a) any failure by the Operating Partnership or the Company to commence, or the withdrawal, termination or consummation of, the Offer, (b) any investigation made by or on behalf of any party hereto or any Indemnified Person, (c) any withdrawal by you pursuant to Section 5 hereof, or (d) any termination of this Agreement (subject in the case of Section 7, to the extent such expenses accrued on or prior to the date of such termination or withdrawal and subject in the case of Section 6, with respect to a withdrawal or termination by the Dealer Managers, only to the extent such fees accrued on or prior to the date of termination or withdrawal).

15. In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect.

16. This Agreement may be executed in one or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17. This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon the Operating Partnership and the Company, you and the other Indemnified Persons, and their respective successors and assigns. Nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof.

18. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

19. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

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20. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally to the parties hereto as follows:

(a)	If J.P. Morgan Securities:

J.P. Morgan Securities Inc.

383 Madison Avenue

New York, New York 10179

Attention: Tim Oeljeschlager

Fax: (917) 464-3163

If to Bank of America Securities LLC:

Banc of America Securities LLC

The Hearst Building

214 North Tryon Street, 17th Floor

Charlotte, North Carolina 28255

Fax: (704) 388-0830

Attention: Debt Advisory Services

with a copy to:

Banc of America Securities LLC

One Bryant Park

New York, New York 10036

Fax: (212) 901-7897

Attention: Legal Department

If to Barclays Capital Inc.:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Liability Management Group

Fax: (646) 834-0584

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(b)	If to the Operating Partnership and the Company:

Kilroy Realty, L.P.

12200 W. Olympic Boulevard

Suite 200

Los Angeles, California 90064

Attention: Secretary

Fax: (310) 481-6580

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Please indicate your willingness to act as Dealer Manager on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter, whereupon this letter and your acceptance shall constitute a binding agreement between us.

KILROY REALTY CORPORATION

By:	/s/ Tyler H. Rose
Tyler H. Rose
Executive Vice President and Chief
Financial Officer

By:	/s/ Michelle Ngo
Michelle Ngo
Vice President and Treasurer

KILROY REALTY, L.P.

By	Kilroy Realty Corporation
its General Partner

By:	/s/ Tyler H. Rose
Tyler H. Rose
Executive Vice President and Chief
Financial Officer

By:	/s/ Michelle Ngo
Michelle Ngo
Vice President and Treasurer

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Accepted as of the

date first above written:

J.P. MORGAN SECURITIES INC.

By:	/s/ Santosh Sreenivasan
Santosh Sreenivasan
Managing Director

BANC OF AMERICA SECURITIES LLC

By:	/s/ Shelli Merritt
Shelli Merritt
Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Pamela Au
Pamela Au
Director

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SCHEDULE A

Form of Opinion of Latham & Watkins LLP

(i) The Operating Partnership is a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”), with limited partnership power and authority to own and lease its properties and conduct its business as described in the Offer to Purchase and to enter into this Agreement and the transactions contemplated thereby.

(ii) With your consent, based solely on certificates from public officials, we confirm that the Operating Partnership is validly existing and in good standing under the laws of the State of Delaware and is in good standing under the laws of the State of California and is qualified to do business in the State of California.

(iii) With your consent, based solely on certificates from public officials, we confirm that the Company is in good standing under the laws of the State of California and is qualified to do business in the State of California.

(iv) This Agreement has been duly authorized by all necessary limited partnership action of the Operating Partnership and has been duly executed and delivered by the Operating Partnership.

(v) The Statement has been filed in accordance with Rule 13e-4(c)(2) of the Exchange Act and, as of its date, appeared on its face to be appropriately responsive in all material respects to the form requirements for tender offer statements on Schedule TO under the Exchange Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to Regulation S-T or the financial statements or schedules or other financial data included, or incorporated by reference in, or omitted from, the Statement. For purposes of this paragraph, we have assumed that the statements made in the Statement are correct and complete and that all material terms have been described therein.

(vi) The statements in the Offer to Purchase under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

(vii) Assuming the Offer is conducted in accordance with and in the manner described in the Offer to Purchase and the related Letter of Transmittal, the Offer does not result in a violation by the Operating Partnership of Rule 14e-1 under the Exchange Act.

(viii) With your consent, based solely on a certificate of an officer of the Company as to factual matters, none of the Company, the Operating Partnership or any Subsidiary (as defined below) is, and immediately after giving effect to the purchase of the Securities pursuant to the Offer will, be required to be registered as an “investment company” within the meaning of the Investment Company Act. As used herein, “Subsidiary” means: (i) Kilroy Realty Finance Partnership, L.P., a Delaware limited partnership; (ii) Kilroy Realty Finance, Inc., a Delaware corporation; (iii) Kilroy Services, LLC, a Delaware limited liability company; (iv) Kilroy Realty TRS, Inc., a Delaware corporation; (v) Kilroy RB LLC, a Delaware limited liability company; and (vi) Kilroy RB II LLC, a Delaware limited liability company.

(ix) The execution and delivery of this Agreement by the Operating Partnership and the Company and the consummation of the transactions contemplated by this Agreement and the Offer to Purchase do not on the date hereof:

(A) violate the Partnership Agreement of the Operating Partnership; or

(B) violate the DRULPA, or any federal or New York or California statue, rule or regulation applicable to the Operating Partnership or the Company; or

(C) result in the breach of, or a default under, any indentures, notes, loan or credit agreements, mortgages, deeds of trust, security agreements, leases or other written agreements or instruments creating, evidencing or securing indebtedness of the Operating Partnership or the Company for borrowed money, or any other agreements identified to us by an officer of the Operating Partnership or the Company as material to the Operating Partnership or the Company listed in Exhibit A to this opinion (the “Specified Agreements”); or

(D) require any consents, approvals, or authorizations to be obtained by the Operating Partnership or the Company from, or any registrations, declarations or filings to be made by the Operating Partnership or the Company with, any governmental authority under the DRULPA or any federal or New York or California statute, rule, or regulation applicable to the Operating Partnership or the Company.

In rendering such opinions, such counsel may limit its opinions to the DRULPA, the federal laws of the United States of America and the laws of the States of New York and California, and matters specifically governed thereby. In rendering such opinions, such counsel may also rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Operating Partnership and the Company and public officials.

16

SCHEDULE B

Form of Opinion of Ballard Spahr LLP

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

(ii) The Company has the requisite corporate power to own, lease or operate its properties and conduct its business as described in the Offer to Purchase, to act as general partner of the Operating Partnership, to execute and deliver the Dealer Manager Agreement in its own capacity and, in its capacity as general partner of the Operating Partnership, on behalf of the Operating Partnership, as the case may be, and to perform its obligations and those of the Operating Partnership under the Dealer Manager Agreement, and to consummate the transactions described in the Offer to Purchase.

(iii) The execution and delivery of the Dealer Manager Agreement by the Company in its own capacity and, in its capacity as general partner of the Operating Partnership, on behalf of the Operating Partnership, as the case may be, have been duly authorized by all necessary corporate action required under the Charter and Bylaws of the Company and the Maryland General Corporation Law (the “MGCL”). The Dealer Manager Agreement has been duly executed and, to our knowledge, delivered by the Company in its own capacity and, in its capacity as general partner of the Operating Partnership, on behalf of the Operating Partnership.

(iv) The Offer (including any related borrowings by the Company or any of its subsidiaries or affiliates), the purchase of the Notes pursuant to the Offer, and the execution and delivery by the Company in its own capacity and, in its capacity as general partner of the Operating Partnership, on behalf of the Operating Partnership, as the case may be, of the Dealer Manager Agreement, the compliance by the Company, in each such capacity, with the provisions of the Dealer Manager Agreement, and the consummation by the Company, in each such capacity, of the transactions contemplated by the Dealer Manager Agreement, do not and will not (a) contravene any provision of the MGCL; (b) conflict with, or result in a breach of, or constitute a default under (or constitute an event which with notice, lapse of time or both would constitute a breach of or default under) any provisions of the Charter or Bylaws of the Company; or (c) to our knowledge, result in any violation of any order, rule, regulation or decree of any court or governmental agency or authority of the State of Maryland issued under or pursuant to the MGCL and applicable to the properties, assets or business owned or proposed to be owned by the Company.

(v) No consent, approval, authorization, order of or qualification with, any court or governmental agency or authority of the State of Maryland (other than as may be required under Maryland securities, blue sky or real estate syndication laws, as to which no opinion is expressed) is required to be obtained by the Company, in its own capacity or, in its capacity as general partner of the Operating Partnership, on behalf of the Operating Partnership, under the MGCL in connection with the execution and delivery of the Dealer Manager Agreement, or the consummation of the transactions contemplated thereby, except for such as have been obtained or waived.

17

In rendering such opinion, such counsel shall state that Latham & Watkins LLP, in rendering its opinions pursuant to this Agreement, may rely upon such opinion of special Maryland counsel as if it were addressed to them as to all matters arising under or governed by the laws of the State of Maryland. In addition, in rendering such opinion, such counsel may rely, insofar as such opinion involves factual matters, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

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EXHIBIT A

OFFER TO PURCHASE

[Attached]

OFFER TO PURCHASE

KILROY REALTY, L.P.

Offer to Purchase for Cash Any and All of its 3.250% Exchangeable Senior Notes due 2012 (CUSIP Number 49427RAA0)

The offer will expire at 5:00 p.m., New York City time, on Tuesday, June 15, 2010 unless the offer is extended by Kilroy Realty, L.P. in its sole discretion (such time, as the same may be extended, the “expiration time”). Holders of the notes who desire to participate in the offer must validly tender their notes (as defined below) at or prior to the expiration time. Tenders of notes may be withdrawn at any time prior to the expiration time, but not thereafter.

Kilroy Realty, L.P., or the operating partnership, is a Delaware limited partnership. Kilroy Realty Corporation, or the Company, is a Maryland corporation and the sole general partner of the operating partnership. Unless otherwise expressly stated or the context otherwise requires, in this Offer to Purchase, “we,” “us” and “our” refer to the Company, the operating partnership and the Company’s other subsidiaries.

We are offering (the “offer”) to purchase for cash, upon the terms and subject to the conditions described in this offer to purchase (as it may be amended or supplemented, this “Offer to Purchase”) and the related letter of transmittal (as it may be amended or supplemented, the “Letter of Transmittal”), any and all of the 3.250% Exchangeable Senior Notes due 2012 (the “notes”) from each registered holder of the notes (each a “holder” and, collectively, the “holders”).

CUSIP Number	Issuer	Title of Security	Aggregate Principal Amount Outstanding	Purchase Price Per $1,000 Principal Amount of Notes(1)
49427RAA0	Kilroy Realty, L.P.	3.250% Exchangeable Senior Notes due 2012	$298,000,000	$1,000

(1)	Plus accrued and unpaid interest from the last interest payment date to, but not including, the payment date for the notes purchased pursuant to the offer.

We will pay the purchase price per $1,000 principal amount set forth in the table above (the “purchase price”), plus accrued and unpaid interest up to, but not including, the payment date, for any notes we purchase from holders pursuant to the offer in same-day funds on the payment date, which is expected to be three business days following the expiration time (the “payment date”). The offer will expire at 5:00 p.m., New York City time, on Tuesday, June 15, 2010, unless the offer is extended by us in our sole discretion.

The offer is conditioned on satisfaction of the general conditions described in “The Offer—Conditions of the Offer; Extension; Amendment; Termination.” The offer is not conditioned on a minimum principal amount of any notes being tendered.

If a holder desires to tender notes pursuant to the offer, such holder may do so through The Depository Trust Company’s (“DTC”) Automated Tender Offer Program (“ATOP”), or by following the instructions that appear in this Offer to Purchase and in the Letter of Transmittal. A holder tendering through ATOP does not need to complete the Letter of Transmittal.

Any questions or requests for assistance may be directed to J.P. Morgan Securities Inc., Banc of America Securities LLC or Barclays Capital Inc. which are acting as dealer managers (in such capacity, the “dealer managers”) for the offer, or Global Bondholder Services Corporation, which is acting as the information agent (the “information agent”) for the offer, at their addresses and telephone numbers set forth on the back cover of this Offer to Purchase. Any requests for additional copies of this Offer to Purchase or the Letter of Transmittal may be directed to the information agent. A holder may also contact such holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the offer.

Neither we nor our affiliates, the dealer managers, U.S. Bank National Association, which is acting as the depositary (in such capacity, the “depositary”) and as the indenture trustee (in such capacity, the “trustee”), the information agent, or any of their respective affiliates, makes any recommendation as to whether or not holders should tender all or any portion of their notes pursuant to the offer and no one has been authorized by any of them to make such a recommendation. Holders must make their own decisions as to whether to tender their notes, and, if so, the amount of their notes to tender.

Holders should carefully review the information set forth in this Offer to Purchase and the Letter of Transmittal, including “Certain Significant Consequences,” before making a decision with respect to the offer.

The offer has not been approved or disapproved by the Securities and Exchange Commission (the “SEC”), nor has the SEC passed upon the fairness or merits of the offer or upon the accuracy or adequacy of the information contained or incorporated by reference in this Offer to Purchase. Any representation to the contrary is a criminal offense.

The dealer managers for the offer are:

J.P. Morgan	BofA Merrill Lynch	Barclays Capital

May 17, 2010

IMPORTANT

A beneficial owner of notes that are held of record by a broker, dealer, custodian bank, depositary, trust company or other nominee must instruct such nominee to tender the notes on the beneficial owner’s behalf. See “The Offer—Procedure for Tendering Notes.”

DTC has authorized DTC participants that hold notes on behalf of beneficial owners of notes through DTC to tender their notes as if they were holders. To effect a tender, DTC participants may, in lieu of physically completing and signing the Letter of Transmittal, transmit their acceptance to DTC through ATOP. To effect such a tender, participants should transmit their acceptance through ATOP and follow the procedure for book-entry transfer set forth in “The Offer—Procedure for Tendering Notes.” Neither holders nor beneficial owners of tendered notes will be obligated to pay brokerage fees or commissions to the dealer managers, the depositary, the information agent or the Company.

There are no guaranteed delivery provisions applicable to the offer. Holders must tender their notes in accordance with the procedures set forth in “The Offer—Procedure for Tendering Notes.”

The statements made in this Offer to Purchase are made as of the date on the cover page and the statements incorporated by reference are made as of the date of the documents incorporated by reference. The delivery of this Offer to Purchase and the Letter of Transmittal shall not under any circumstances create any implication that the information contained herein or incorporated by reference is correct as of a later date or that there has been no change in such information or in our affairs or the affairs of our affiliates since such dates.

This Offer to Purchase does not constitute an offer to purchase any notes in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer under applicable securities or “blue sky” or other laws.

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Offer to Purchase and, if given or made, such information or representation may not be relied upon as having been authorized by us or the dealer managers.

From time to time following the expiration time or other date of termination of the offer, subject to applicable law, including the limitation described below, we or our affiliates may acquire any notes that are not tendered pursuant to such offer through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemptions or otherwise, upon such terms and at such prices as we may determine, which may be more or less than the price to be paid pursuant to the offer and could be for cash or other consideration. There can be no assurance as to which, if any, any of these alternatives or combinations thereof we or our affiliates will choose to pursue in the future.

Pursuant to Rule 13e-4(f)(6) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), neither we nor our affiliates may purchase any notes other than pursuant to the offer until 10 business days after the applicable expiration time or other date of termination of the offer.

i

ii

SUMMARY OF THE OFFER

This Offer to Purchase and the Letter of Transmittal contain important information that should be read carefully before any decision is made with respect to the offer. The following summary is provided solely for the convenience of the holders. This summary is not intended to be complete and is qualified in its entirety by reference to the full text and more specific details contained elsewhere in this Offer to Purchase, the Letter of Transmittal and any amendments or supplements hereto or thereto. Holders are urged to read this Offer to Purchase and the Letter of Transmittal in their entirety. Each of the terms used but not defined in this summary has the meaning set forth elsewhere in this Offer to Purchase.

If you have questions, please call the Dealer Managers or the Information Agent at their respective telephone numbers on the back cover of this Offer to Purchase.

Information About the Offer

Who is offering to purchase the notes?

•	The issuer of the notes, Kilroy Realty, L.P. a Delaware limited partnership, is offering to purchase the notes.

What class of securities is sought in the offer?

•	We are offering to acquire for cash any and all of our outstanding 3.250% Exchangeable Senior Notes due 2012.

Why are we making the offer?

•	We are making this offer in order to refinance the notes with the issuance of new senior notes. See “Purpose of the Offer.”

When does the offer expire?

•	The offer will expire at 5:00 p.m., New York City time, on Tuesday, June 15, 2010, unless we extend the offer. See “The Offer—Conditions of the Offer; Extension; Amendment; Termination.”

What is the purchase price?

•

The notes will be purchased at a price equal to 100% of the principal amount thereof. In addition, holders will receive accrued and unpaid interest from the last interest payment date for the notes to, but not including, the payment date, unless the payment date is an interest payment date for the notes, in which case interest due on the payment date will be paid to the persons who were the holders of the notes, at the close of business on the relevant record date.

When will holders receive payment for tendered notes?

•	Payment for notes accepted for purchase in the offer is expected to occur three business days following the expiration time.

Can holders withdraw tendered notes?

•

Except to the extent required by applicable law or as provided in this Offer to Purchase, notes tendered may only be withdrawn, in writing, prior to the expiration time. See “The Offer—Withdrawal of Tenders.”

What happens to notes that are not tendered?

•

Notes not tendered or otherwise not purchased pursuant to the offer will remain outstanding immediately after the completion of the offer. Following consummation of the offer, the aggregate principal amount that remains outstanding of the notes will be reduced. This reduction may adversely affect the liquidity of and, consequently, the market price for the notes that remain outstanding after consummation of the offer. The terms and conditions governing the notes, including the covenants and other protective provisions contained in the indenture governing the notes, will remain unchanged. No amendments to the indenture that governs the notes are being sought. See “Certain Significant Consequences.”

What is the process for tendering notes?

•

Any holder desiring to tender notes should complete and sign the Letter of Transmittal or a facsimile copy in accordance with the instructions therein, mail or deliver it and any other required documents to the depositary, and deliver the certificates for the tendered notes to the depositary (or transfer such notes pursuant to the book-entry transfer procedures described herein).

•

Participants in DTC may electronically transmit their acceptance of the offer by causing DTC to transfer notes to the depositary in accordance with ATOP procedures for transfers. See “The Offer—Procedure for Tendering Notes.”

•

For further information, call the information agent at the telephone numbers set forth on the back cover of this Offer to Purchase or consult your broker, dealer, custodian bank, depository, trust company or other nominee for assistance.

Are there any conditions of the offer?

•

Our obligation to accept for purchase notes validly tendered and not validly withdrawn pursuant to the offer is conditioned upon satisfaction or waiver of certain conditions. We reserve the right to waive any and all conditions to the offer prior to the expiration time. See “The Offer— Conditions of the Offer; Extension; Amendment; Termination.”

How will we fund the purchase of the notes in the offer?

•

Prior to the consummation of the offer, we plan to obtain new debt financing. The proceeds of the new debt financing, and, if necessary, cash on hand and borrowings drawn against our revolving credit facility, will be the source of funds used to pay the purchase price of the notes. See “Source of Funds.” The offer is not conditional upon the consummation of the new debt financing.

What are the tax considerations?

•	For a summary of certain material U.S. federal income tax considerations of the offer, see “Certain U.S. Federal Income Tax Considerations.”

Do holders have to pay a brokerage commission for tendering the notes?

•	No brokerage commissions are payable by holders to the dealer managers, the depositary, the information agent or the Company.

Where can holders get more information regarding the offer?

•

Questions may be directed to the dealer managers or the information agent, and additional copies of this Offer to Purchase and the Letter of Transmittal may be obtained by contacting the information agent, in each case, at the telephone numbers and address set forth on the back cover of this Offer to Purchase.

CERTAIN INFORMATION CONCERNING THE COMPANY

We own operate, develop, and acquire primarily Class A suburban office and industrial real estate in key submarkets in California, particularly Southern California, which we believe have strategic advantages and strong barriers to entry.

As of March 31, 2010, our stabilized portfolio of operating properties was comprised of 94 office buildings and 41 industrial buildings, which encompassed an aggregate of approximately 8.8 million and 3.7 million rentable square feet, respectively. As of March 31, 2010, the office properties were approximately 81.8% leased to 290 tenants and the industrial properties were approximately 85.3% leased to 55 tenants. All of our properties are located in California and the majority are located in Southern California. Our stabilized portfolio excludes undeveloped land, development and redevelopment properties under construction, “lease-up” properties and one industrial property that we are in the process of reentitling for residential use. We define “lease-up” properties as properties we have recently developed or redeveloped that have not yet reached 95% occupancy and are within one year following cessation of major construction activities. During the quarter ended March 31, 2010, we acquired one new operating property, which encompasses approximately 88,800 rentable square feet.

The Company is a Maryland corporation organized to qualify as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended (the “Code”), which owns its interests in all of its properties through the operating partnership and Kilroy Realty Finance Partnership, L.P., or the finance partnership, both of which are Delaware limited partnerships. We conduct substantially all of our activities through the operating partnership in which, as of March 31, 2010, the Company owned an approximate 96.2% general partnership interest. The remaining 3.8% common limited partnership interests in the operating partnership as of March 31, 2010 were owned by certain of our executive officers and directors, certain of their affiliates, and other outside investors. Kilroy Realty Finance, Inc., one of our wholly-owned subsidiaries, is the sole general partner of the finance partnership and owns a 1.0% general partnership interest. The operating partnership owns the remaining 99.0% limited partnership interest in the finance partnership. We conduct substantially all of our development activities through Kilroy Services, LLC, a wholly-owned subsidiary of the operating partnership. With the exception of the operating partnership, all of our subsidiaries are wholly owned.

Our principal executive offices are located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064. Our telephone number is (310) 481-8400. Our website is located at www.kilroyrealty.com. Information on or accessible through our website is not a part of or incorporated by reference in this Offer to Purchase.

PURPOSE OF THE OFFER

We are making the offer to refinance the notes with the issuance of new senior notes described elsewhere herein. We expect to retire and cancel any notes tendered and purchased pursuant to the offer.

SOURCE OF FUNDS

The total amount of funds required to purchase all of the outstanding notes is $298.0 million, plus accrued and unpaid interest to, but not including the payment date. We intend to finance such purchase with (1) the proceeds we expect to receive from new senior unsecured indebtedness (the “Refinancing Transaction”), (2) if necessary, cash on hand and (3) if necessary, borrowings drawn against our revolving credit facility. The offer is not conditional upon the consummation of the Refinancing Transaction. The closing of the Refinancing Transaction is subject to market conditions and other customary closing conditions.

FORWARD-LOOKING STATEMENTS

This Offer to Purchase, including the documents incorporated by reference herein, contains certain “forward-looking statements.” Additionally, documents we subsequently file with the SEC and incorporate by reference will contain forward-looking statements. In particular, statements pertaining to our capital resources, portfolio performance, results of operations and pending, potential or proposed acquisitions contain forward-looking statements. Likewise, all of our statements regarding anticipated growth in our funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategies, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	global market and general economic conditions;

•	defaults on or non-renewal of leases by tenants, particularly any of our largest office tenants and our largest industrial tenants;

•	adverse economic or real estate developments in California, and particularly the Southern California region;

•	our ability to re-lease property at or above current market rates;

•	increased interest rates and operating costs;

•	our access to capital to satisfy our liquidity needs;

•	significant competition, which may decrease the occupancy and rental rates of properties;

•	potential losses that may not be covered by insurance;

•	our ability to successfully complete acquisitions and operate acquired properties;

•	our ability to successfully complete development and redevelopment properties on schedule and within budgeted amounts;

•	fluctuations in availability and cost of construction materials and labor resulting from the effects of natural disasters and increased worldwide demand;

•	the Company’s ability to maintain its status as a REIT;

•	future terrorist activity in the United States or war;

•	adverse changes to, or implementations of, income tax laws, governmental regulations or legislation;

•	decreases in the population in geographic areas where our properties are located;

•	elevated utility costs and power outages in California; and

•	costs to comply with governmental regulations.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. For a further discussion of these and other factors that could impact our future results, performance or transactions, see “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference herein.

Plans, Proposals or Negotiations

Except as disclosed in this Offer to Purchase (including documents incorporated by reference herein), neither the Company nor the operating partnership currently have any plans, proposals or negotiations underway that relate to or would result in:

•	any extraordinary transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

•

any purchase, sale or transfer of an amount of our assets or any of the Company, the operating partnership or their subsidiaries’ assets which is material to the Company, the operating partnership and their subsidiaries, taken as a whole;

•	any material change in our present dividend rate or policy, our capitalization, indebtedness;

•

plans for any change in our present board of directors or management or any plans or proposals to change the number or term of the board of directors (although we may fill vacancies arising on the board of directors) or to change any material term of the employment contract of any executive officer;

•	any other change in the structure or business of the Company or the operating partnership;

•	the Company’s common stock ceasing to be listed on the New York Stock Exchange;

•	the Company’s common shares becoming eligible for termination of registration under Section 12(g) of the Exchange Act;

•	the suspension of the Company’s obligation to file reports under the Exchange Act;

•	the acquisition or disposition by any person of our securities other than acquisitions or dispositions made in the ordinary course of business; or

•	any change in the governing instruments of the Company or the operating partnership, or other actions that could impede the acquisition of control of us.

THE OFFER

Summary of Important Dates for the Offer

Holders of notes should take note of the following important dates in connection with the offer:*

Date	Event
Monday, May 17, 2010	The commencement of the offer.

Monday, May 17, 2010 until 5:00 p.m., New York City time, on Tuesday, June 15, 2010	The period during which holders may tender notes.

5:00 p.m., New York City time, on Tuesday, June 15, 2010	The expiration time, unless the offer is extended by us in our sole discretion. The final date and time that tendered notes may be withdrawn pursuant to the offer.

Friday, June 18, 2010	The payment date, on which, upon the terms and subject to the conditions of the offer, we expect to accept for purchase and pay the purchase price, plus accrued and unpaid interest, for any notes that are validly tendered (and not validly withdrawn) pursuant to the offer prior to the expiration time.

*	This schedule is subject to change if we extend or otherwise amend the offer.

General Terms

Offer and Purchase Price

We are offering to purchase for cash, upon the terms and subject to the conditions described in this Offer to Purchase and the Letter of Transmittal, any and all of the outstanding notes, for the purchase price set forth on the front cover of this Offer to Purchase. In addition, we will pay accrued and unpaid interest on the purchased notes from the last interest payment date to, but not including, the payment date.

Expiration Time

The offer will expire at 5:00 p.m., New York City time, on Tuesday, June 15, 2010, unless we extend the offer. See “—Conditions of the Offer; Extension; Amendment; Termination.”

Procedure for Tendering Notes

General

If you want to tender your notes pursuant to the offer, you must ensure that, prior to the expiration time:

•

the depositary receives, at its address or facsimile number set forth on the back cover of this Offer to Purchase, a properly completed and duly executed Letter of Transmittal (or manually executed facsimile thereof), with any required signature guarantee or (in the case of a book-entry transfer) an Agent’s Message (as defined below) in lieu of the Letter of Transmittal and any other required documents; and

•

either (a) certificates for tendered notes must be received by the depositary at its address set forth on the back cover of this Offer to Purchase or (b) the notes are transferred pursuant to the procedures for book-entry transfer described below and the depositary receives confirmation of such tender, including an Agent’s Message if you have not delivered a Letter of Transmittal.

The term “Agent’s Message” means a message, transmitted by DTC to and received by the depositary and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the Letter of Transmittal and that we may enforce such Letter of Transmittal against such participant.

Alternatively, you may tender your notes through ATOP as described below, in which case you do not need to complete a Letter of Transmittal.

Signature Guarantee

Signatures on any Letter of Transmittal submitted must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, unless the notes are tendered:

•	by the registered holder of the notes and that holder has not completed either of the boxes entitled “Special Issuance” or “Special Delivery” on the Letter of Transmittal; or

•

for the account of a firm that is a member of a registered national securities exchange or the Financial Industry Regulatory Authority, Inc. or is a commercial bank or trust company having an office in the United States (each, an “eligible institution”).

In the event that a holder tenders notes through ATOP, such holder does not need to complete a Letter of Transmittal. Accordingly, no signature guarantees are required with respect to any such tenders.

Book-Entry Delivery; ATOP

Tender of Securities Held Through DTC

The depositary and DTC have confirmed that the offer is eligible for ATOP. Within two business days after the date of this Offer to Purchase, the depositary will establish an account with respect to the notes at DTC for purposes of the offer. Any financial institution that is a participant in the DTC system may make book-entry delivery of the notes by causing DTC to transfer such notes into the depositary’s applicable account in accordance with DTC’s procedure for such transfer. Although delivery of notes may be effected through book-entry at DTC, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of a book- entry transfer) an Agent’s Message in lieu of the Letter of Transmittal, and any other required documents, must be transmitted to and received by the depositary prior to the expiration time at its address or facsimile number set forth on the back cover of this Offer to Purchase. Delivery of such documents to DTC does not constitute delivery to the depositary.

Holders who are tendering by book-entry transfer to the depositary’s account at DTC may execute their tender through ATOP by transmitting their acceptance to DTC in accordance with DTC’s ATOP procedures. DTC will then verify the acceptance, execute a book-entry delivery to the depositary’s account at DTC and send an Agent’s Message to the depositary. Delivery of the Agent’s Message by DTC will satisfy the terms of the offer in lieu of execution and delivery of a Letter of Transmittal by the participant identified in the Agent’s Message. Accordingly, a holder tendering through ATOP does not need to complete the Letter of Transmittal.

Transfer Taxes

Except as set forth below, we will pay or cause to be paid any transfer taxes with respect to the transfer and sale of the notes to us, or to our order, pursuant to the offer. If payment is to be made to, or if the notes not tendered or purchased are to be registered in the name of, any persons other than the registered owners, or if the tendered notes are registered in the name of any persons other than the persons signing the Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such other person will be deducted from the payment unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

Tendering holders should indicate in the applicable box or boxes on the Letter of Transmittal the name and address to which notes for principal amounts not tendered or not accepted for purchase or checks constituting payments for notes purchased are to be issued or sent, if different from the name and address of the registered holder signing the Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated. If no instructions are given, notes not tendered or not accepted for purchase will be returned to the registered holder of the notes tendered. Holders of notes tendering by book-entry transfer will have notes not tendered or not accepted for purchase returned by crediting their account at DTC. We will have no obligation under the “Special Issuance Instructions” or “Special Delivery Instructions” unless the holder produces satisfactory evidence that any applicable transfer taxes have been paid.

Other Information

We will only accept tenders of notes in principal amounts equal to $1,000 or integral multiples thereof. We will not accept any alternative, conditional or contingent tenders.

There are no guaranteed delivery provisions applicable to the offer.

The tender of notes pursuant to the offer by one of the procedures set forth above will constitute an agreement between the tendering holder and us in accordance with the terms and subject to the conditions of the offer. The agreement between the tendering holder and us will be governed by and construed in accordance with the laws of the State of New York.

The method of delivery of any Letter of Transmittal and any other required documents is at the election and risk of the tendering holder. If a holder chooses to deliver by mail, the recommended method is by registered mail with return receipt requested, properly insured. In all cases, sufficient time should be allowed to ensure timely delivery to the depositary. In no event should the notes or the Letter of Transmittal be sent to us, the dealer managers or the trustee.

Lost or Missing Certificates

If a holder wishes to tender notes pursuant to the offer, but the certificates evidencing such notes have been mutilated, lost, stolen or destroyed, the holder should write to the trustee for the notes at 633 West Fifth Street, 24th Floor, Los Angeles, California 90071 about procedures for obtaining replacement certificates for such notes and arranging for indemnification or any other matter that requires the trustee to take action.

Withdrawal of Tenders

Notes tendered pursuant to the offer may be withdrawn at any time prior to the expiration time, but no consideration will be payable in respect of notes that are validly withdrawn. Tendered notes may not be withdrawn after the expiration time except to the extent that that we have not yet accepted them for payment after the expiration of 40 business days (as defined in Rule 14d-1(g)(3) under the Exchange Act) from the commencement of the offer (the date of this Offer to Purchase).

For a withdrawal of notes to be effective, a written or facsimile transmission notice of withdrawal, or a properly transmitted “Request Message” through ATOP, must be timely received by the depositary at its address or facsimile number set forth on the back cover of this Offer to Purchase. The withdrawal notice must:

•

specify (a) the name of the holder who tendered the notes to be withdrawn and, if different, the name of the registered holder of such notes or (b) in the case of notes tendered by book-entry transfer, the name of the participant for whose account such notes were tendered and such participant’s account number at DTC to be credited with the withdrawn notes;

•	contain a description of the notes to be withdrawn (including the principal amount to be withdrawn); and

•

(a) be signed by the holder of the notes in the same manner as the original signature on the Letter of Transmittal, including any required signature guarantees, or (b) in the case of notes tendered by a DTC participant through ATOP, be signed by such participant in the same manner as the participant’s name is listed on the applicable Agent’s Message, or (c) be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of such notes.

The signature on the notice of withdrawal must be guaranteed by an eligible institution unless such notes have been tendered for the account of an eligible institution. Withdrawal of tenders of notes may not be rescinded, and any notes properly withdrawn will thereafter be deemed not validly tendered for purposes of the offer. Properly withdrawn notes may, however, be re-tendered by again following one of the procedures described in “—Procedure for Tendering Notes” above at any time prior to the expiration time.

Withdrawals of notes can only be accomplished in accordance with the foregoing procedures.

We will determine all questions as to the form, validity and eligibility (including time of receipt) of any notice of withdrawal of a tender of notes, and our determination will be final and binding. We reserve the absolute right to reject any and all withdrawals that we determine are not in proper form or the acceptance of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right, in our sole discretion, to waive any defect or irregularity in the withdrawal of notes of any particular holder, whether or not similar defects or irregularities are waived in the case of other holders. A waiver of any defect or irregularity with respect to the withdrawal of one note will not constitute a waiver of the same or any other defect or irregularity with respect to the withdrawal of any other note. Any defect or irregularity in connection with withdrawals of notes must be cured within such time as we may determine, unless waived by us. Withdrawals of notes will not be deemed to have been made until all defects and irregularities have been waived by us or cured. None of us or our affiliates, the dealer managers, the depositary or the information agent or any of their affiliates, or any other person (including, but not limited to, the trustee) will be under any duty to give notification of any defect or irregularity in any notice of withdrawal of a tender or incur any liability for failure to give any such notification.

If we are delayed in our acceptance for purchase of, or payment for, any notes or are unable to accept for purchase or pay for any notes pursuant to the offer for any reason, then, without prejudice to our rights hereunder, but subject to applicable law, tendered notes may be retained by the depositary on our behalf and may not be validly withdrawn, subject to Rule 14e-l under the Exchange Act (which requires that we pay the consideration offered or return the notes deposited by or on behalf of the holders promptly after the termination or withdrawal of the offer).

Conditions of the Offer; Extension; Amendment; Termination

Our obligation to accept, and pay for, notes validly tendered pursuant to the offer is conditioned upon the satisfaction of certain conditions, which shall be deemed to have been satisfied unless any of the following conditions shall occur on or after the date of this Offer to Purchase and prior to the expiration time:

•

there shall have been any action taken or threatened, or any statute, rule, regulation, judgment, order, stay, decree or injunction promulgated, enacted, entered, enforced or deemed applicable to the offer or the purchase of notes pursuant to the offer (the “Purchase”) by or before any court or governmental regulatory or administrative agency or authority or tribunal, domestic or foreign, which

•

challenges the making of the offer or the Purchase or, in our reasonable judgment, might directly or indirectly prohibit, prevent, restrict or delay consummation of the offer or the Purchase or otherwise adversely affect in any material manner the offer or the Purchase, or

•

in our reasonable judgment, will, or is reasonably likely to materially adversely affect our business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of us and our subsidiaries, taken as a whole, or materially impair our contemplated benefits of the offer or the Purchase;

•	there shall have occurred or be reasonably likely to occur any event affecting the business or financial condition or results of our operations that, in our reasonable judgment

•	would or might prohibit, prevent, restrict or delay consummation of the offer or the Purchase, or

•	will, or is reasonably likely to, materially impair our contemplated benefits of the offer or the Purchase;

•	there shall have occurred, in each case in our reasonable judgment,

•	any general suspension of or limitation on trading in securities in the United States securities or financial markets (whether or not mandatory),

•	any significant adverse change in the price of the notes,

•	a material impairment in the trading market for debt securities,

•	a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory),

•

any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States,

•	a commencement of a war, armed hostilities, act of terrorism or other national or international crisis directly or indirectly relating to the United States,

•	any significant adverse change in United States securities or financial markets generally,

•

any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would or might materially impair our contemplated benefits of the offer or the Purchase or

•	in the case of any of the foregoing existing at the time of the commencement of the offer, an acceleration or worsening thereof; or

•

the trustee shall have objected in any respect to, or taken any action that could, in our reasonable judgment, adversely affect the consummation of the offer or the Purchase or shall have taken any action that challenges the validity or effectiveness of the procedures used by us in making the offer or in accepting any notes tendered for Purchase.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to such condition or may be waived by us in whole or in part at any time and from time to time prior to the expiration time in our sole discretion. If any condition to the offer is not satisfied or waived by us prior to the expiration time, we reserve the right (but shall not be obligated), subject to applicable law, to:

•	terminate the offer and return the notes tendered pursuant to the offer to the tendering holders or the designee they properly specify in their Letters of Transmittal;

•	waive all unsatisfied conditions and accept for payment and purchase all notes that are validly tendered (and not validly withdrawn) pursuant to the offer prior to the expiration time;

•	extend the expiration time for the offer and retain the notes that have already been tendered pursuant to the offer during the period for which the offer is extended; or

•	amend the offer in any respect.

We expressly reserve the right, in our sole discretion, at any time or from time to time, regardless of whether or not the conditions set forth above for the offer shall have been satisfied, subject to applicable law, to extend the expiration time for the offer or amend the offer in any respect, in each case by giving written or oral notice of such extension, amendment or termination to the depositary.

There can be no assurance that we will exercise our right to extend the expiration time for the offer. Any extension, amendment or termination will be followed promptly by public announcement thereof, with the announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration time. Without limiting the manner in which we may choose to make any public announcement, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release or as otherwise required by law.

If we make a material change in the terms of the offer or the information concerning the offer or waive a condition of the offer that results in a material change to the circumstances of the offer, we will disseminate additional tender offer materials and extend the offer (including the time within which to withdraw tenders) to the extent required by applicable law. In the event that we either (a) reduce the principal amount of notes subject to the offer or (b) reduce or increase the purchase price for the notes, we will extend the offer as required by Rule 14e-1 under the Exchange Act.

If we terminate the offer without purchasing any notes tendered pursuant to the offer, we will promptly return the notes tendered pursuant to the offer to the tendering holders or the designees they properly specify in their Letters of Transmittal.

Acceptance for Payment and Payment

On the terms and subject to the conditions of the offer, we will accept for payment all notes that are validly tendered and not validly withdrawn pursuant to the offer unless the offer is terminated prior to the expiration time. For purposes of the offer, we will be deemed to have accepted for payment tendered notes if, as and when we give oral or written notice to the depositary of our acceptance for payment of such notes. The depositary will act as agent for the tendering holders for the purpose of receiving payments from us and transmitting such payments to the tendering holders.

We will pay the purchase price, plus accrued and unpaid interest up to, but not including, the payment date, for notes accepted for purchase pursuant to the offer by depositing same-day funds with the depositary, or upon their direction, with DTC, on the payment date, which is expected to be the next business day after the expiration time. Under no circumstances will any additional interest be payable by us because of any delay in the transmission of funds from the depositary or DTC to the tendering holders.

We reserve the right to transfer or assign, in whole or in part at any time or from time to time, to one or more of our affiliates, the right to purchase any notes tendered pursuant to the offer, but any such transfer or assignment will not relieve us of our obligations under the offer or prejudice the rights of tendering holders to receive payment pursuant to the offer.

We expressly reserve the right, in our sole discretion and subject to Rule 14e-l(c) under the Exchange Act (which requires that an offeror pay the consideration offered or return securities deposited by or on behalf of holders thereof promptly after the termination or withdrawal of a tender offer) to delay acceptance for payment of or payment for notes if any of the conditions to the offer shall not have been satisfied or waived, or in order to comply, in whole or in part, with any applicable law. We also expressly reserve our right, subject to applicable law, to terminate the offer at any time.

Tendering holders will not be obligated to pay brokerage fees or commissions or, except as set forth in the Letter of Transmittal, transfer taxes on the purchase of notes by us pursuant to the offer. If, however, the purchase price is to be paid to, or if notes not tendered or not accepted for payment are to be registered in the name of, any person other than the tendering holder, the amount of any transfer taxes (whether imposed on such holder or such other person) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted. If notes are held by a custodian, holders should contact the custodian to determine whether the custodian will charge a fee for tendering notes on behalf of the holder. We will pay all fees and expenses of the dealer managers, the depositary and information agent, in connection with the offer. See “Dealer Managers; Depositary and Information Agent.”

If any tendered notes are not accepted for payment for any reason pursuant to the terms and conditions of the offer, such notes (a) will be credited to an account maintained at DTC, designated by the participant therein who so delivered such notes promptly following the expiration time or the termination of the offer or (b) if the holder of record holds physical notes, such notes will be returned by delivery of a certificate representing such returned principal amount (including delivery of the original certificate tendered if none of such holder’s tendered notes are accepted).

Determination of Validity of Tender and Other Matters

All questions as to the form of documents and validity, eligibility (including time of receipt), acceptance for payment and withdrawal of tendered notes will be determined by us in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any and all tenders of notes that we determine are not in proper form or for which the acceptance for payment or payment may, in the opinion of our counsel, be unlawful. We also reserve the absolute right in our sole discretion to waive any of the conditions of the offer or any defect or irregularity in the tender of notes of any particular holder, whether or not similar defects or irregularities are waived in the case of other holders. A waiver of any defect or irregularity with respect to the tender of one note shall not constitute a waiver of the same or any other defect or irregularity with respect to the tender of any other note. Any defect or irregularity in connection with tenders of notes must be cured within such time as we may determine, unless waived by us in our sole discretion. Tenders of notes shall not be deemed to have been made until all defects and irregularities have been waived by us or cured. Our interpretation of the terms and conditions of the offer (including the instructions in the Letter of Transmittal) will be final and binding. Neither we nor our affiliates, nor the dealer managers, the depositary or information agent, or any of their affiliates, nor any other person (including, but not limited to, the trustee) will be under any duty to give notice of any defects or irregularities in tenders or any notices of withdrawal or will incur any liability for failure to give any such notice.

MARKET AND TRADING INFORMATION

The notes are not listed on any national or regional securities exchange or reported on any national quotation system. To the extent the notes are traded, prices of the notes may fluctuate greatly depending on the trading volumes and the balance between buy and sell orders. Quotations for securities that are not widely traded, such as the notes, may differ from the actual trading prices and should be viewed as approximations. Holders are urged to contact their brokers to obtain the best available information as to current market prices.

The Company’s common stock into which the notes are exchangeable is traded on the New York Stock Exchange (the “NYSE”) under the symbol “KRC.” The following table sets forth, for the quarterly periods indicated, the high and low sales prices for the Company’s common stock as reported on the NYSE.

	High	Low	Per Share Common Stock Dividends Declared
Fiscal Year 2010
Second Quarter (through May 14, 2010)(1)	$36.72	$30.70	N/A
First Quarter	32.60	26.75	0.3500
Fiscal Year 2009
Fourth Quarter	$31.99	$26.00	$0.3500
Third Quarter	30.75	18.67	0.3500
Second Quarter	23.35	16.16	0.3500
First Quarter	32.83	15.40	0.5800
Fiscal Year 2008
Fourth Quarter	$45.97	$21.71	$0.5800
Third Quarter	52.30	42.37	0.5800
Second Quarter	55.54	46.52	0.5800
First Quarter	53.64	44.81	0.5800

(1)	On May 14, 2010, the last reported sale price of the Company’s common stock on the New York Stock Exchange was $34.17 per share.

The Company pays distributions to its common stockholders quarterly each January, April, July, and October at the discretion of its board of directors. Distribution amounts depend on the Company’s funds from operations, financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Code, and such other factors as the board of directors deems relevant.

On June 3, 2009, the Company completed an underwritten public offering of 10,062,500 shares of its common stock. The shares were issued and sold by the Company to the underwriters at a public offering price of $20.00 per share. The net offering proceeds, after deducting underwriting discounts and commissions and offering expenses, were approximately $191.7 million. On April 20, 2010, the Company completed an underwritten public offering of 9,200,000 shares of its common stock. The shares were issued and sold by the Company at a price to the public of $34.00 per share. The net offering proceeds, after deducting underwriting discounts and commissions and offering expenses, were approximately $299.7 million.

During the second half of 2009, we repurchased notes with an aggregate stated principal amount of $162.0 million for approximately $150.4 million.

Whether or not the offer is consummated, subject to applicable law, we or our affiliates may, from time to time, acquire notes, otherwise than pursuant to the offer, through open market or privately negotiated transactions, through tender offers, exchange offers or otherwise, or we may redeem notes pursuant to their terms. Any future purchases may be on the same terms or on terms that are more or less favorable to holders of notes than the terms of the offer, and could be for cash or other consideration. Any future purchase by us or our affiliates will depend on various factors existing at the time of such future purchase. There can be no assurance as to which, if any, of these alternatives (or combinations thereof) we or our affiliates may choose to pursue in the future.

Pursuant to Rule 13e-4(f)(6) under the Exchange Act, neither we nor our affiliates may purchase any notes other than pursuant to the offer until 10 business days after the applicable expiration time or other date of termination of the offer.

CERTAIN SIGNIFICANT CONSEQUENCES

In deciding whether to participate in the offer, each holder should consider carefully, in addition to the other information contained in this Offer to Purchase, the following:

Limited Trading Market

To the extent that notes are tendered and accepted in the offer, the trading market for notes that remain outstanding following consummation of the offer will become more limited. A bid for a debt security with a smaller outstanding principal amount available for trading (a smaller “float”) may be lower than a bid for a comparable debt security with a greater float. Therefore, the market price of any untendered or otherwise unpurchased notes may be affected adversely to the extent that the notes tendered and purchased pursuant to the offer reduce the float. The reduced float may also make the trading price more volatile. Consequently, the liquidity, market value and price volatility of notes that remain outstanding may be adversely affected.

Holders of untendered or unpurchased notes may attempt to obtain quotations for such notes from their brokers; however, there can be no assurance that an active trading market will exist for the notes following the offer. The extent of the public market for the notes following consummation of the offer would depend upon the number of holders holding notes remaining at such time and the interest in maintaining a market in the notes on the part of securities firms and other factors.

Withdrawal Rights

Notes tendered in the offer may only be withdrawn, in writing, prior to the expiration time (5:00 p.m., New York City time, on Tuesday, June 15, 2010, unless we extend or earlier terminate the offer). Holders should not tender any notes that they do not wish to be accepted for purchase.

Treatment of Notes Not Tendered in the Offer

Notes not tendered and purchased in the offer will remain outstanding. The terms and conditions governing the notes, including the covenants and other protective provisions contained in the indenture governing the notes, will remain unchanged. No amendments to the indenture are being sought.

From time to time following the expiration time or other date of termination of the offer, subject to applicable law, including the limitation described below, we or our affiliates may acquire any notes that are not tendered pursuant to such offer through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemptions or otherwise, upon such terms and at such prices as we may determine, which may be more or less than the price to be paid pursuant to the offer and could be for cash or other consideration. There can be no assurance as to which, if any, any of these alternatives or combinations thereof we or our affiliates will choose to pursue in the future.

Pursuant to Rule 13e-4(f)(6) under the Exchange Act, neither we nor our affiliates may purchase any notes other than pursuant to the offer until 10 business days after the applicable expiration time or other date of termination of the offer.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

Circular 230 Notice

TO COMPLY WITH INTERNAL REVENUE SERVICE CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) THIS DISCUSSION IS NOT INTENDED OR WRITTEN BY US TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER UNDER THE CODE; (B) THIS DISCUSSION IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) A TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

General

The following is a general discussion of certain material U.S. federal income tax considerations relating to holders of the notes with respect to the offer. This discussion is for general information only and does not consider all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of the holder’s individual circumstances or to certain types of holders subject to special tax rules, including, without limitation, financial institutions, broker-dealers, insurance companies, tax-exempt organizations, dealers in securities or currencies, regulated investment companies, real estate investment trusts, U.S. expatriates, traders in securities who elect to apply a mark-to-market method of accounting, persons that hold notes as part of a “straddle,” a “hedge,” a “conversion transaction,” or other “integrated transaction,” persons that acquired notes in connection with employment or the performance of services, U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar, persons subject to the alternative minimum tax, and partnerships and other pass-through entities. In addition, this discussion does not address state, local or foreign tax considerations with respect to the offer or U.S. federal tax considerations other than income taxation. This summary assumes that U.S. Holders have held their notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

This summary is based on the Code and applicable Treasury regulations, rulings, administrative pronouncements and judicial decisions in effect as of the date hereof, all of which are subject to change, perhaps retroactively, so as to result in U.S. federal income tax considerations that are different from those discussed below. We have not obtained, and do not intend to obtain, a ruling from the Internal Revenue Service with respect to the U.S. federal income tax considerations described herein and, as a result, there can be no assurance that the Internal Revenue Service will not challenge one or more of the tax consequences described herein and that a court would not agree with the Internal Revenue Service.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of notes that for U.S. federal income tax purposes is:

•	an individual citizen or resident of the U.S.;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the U.S., any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons, or that has a valid election in effect under the applicable Treasury regulations to be treated as a U.S. person under the Code.

For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of a note that is an individual, a corporation (or other entity treated as such) or an estate or a trust that is not a U.S. Holder.

If a partnership holds a note, the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Any partners in a partnership holding the notes are urged to consult their tax advisors.

Tendering U.S. Holders

Sale of a Note Pursuant to the Offer. The receipt of cash by a U.S. Holder in exchange for a note pursuant to the offer will be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder tendering a note generally will recognize gain or loss in an amount equal to the difference between

•	the amount of cash received in exchange for such note (other than any amount allocable to accrued but unpaid interest on the note, which will be taxable as described below) and

•	the U.S. Holder’s “adjusted tax basis” in the note at the time of sale.

Generally, a U.S. Holder’s adjusted tax basis in a note will equal the cost of the note, increased by market discount, if any, previously included in the U.S. Holder’s income, and reduced (but not below zero) by any payments received on the note, other than payments of qualified stated interest, and by any amortizable bond premium that an electing U.S. Holder has previously used to offset qualified stated interest. Amortizable bond premium is generally defined as the excess of a U.S. Holder’s tax basis in the note immediately after its acquisition over the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest. Subject to the market discount rules discussed below, gain or loss recognized by a U.S. Holder tendering a note pursuant to the offer generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the note is more than one year at the time of the sale. Non-corporate taxpayers generally are subject to reduced rates of U.S. federal income taxation on net long-term capital gains. The deductibility of capital losses is subject to certain limitations.

Interest. Amounts received by a U.S. Holder in respect of accrued and unpaid interest on a note generally will be taxed as ordinary interest income for U.S. federal income tax purposes to the extent not previously included in income.

Market Discount. A note has “market discount” if its stated redemption price at maturity (as defined for purposes of the market discount rules) exceeds its tax basis in the hands of a U.S. Holder immediately after its acquisition, unless a statutorily defined de minimis exception applies. Unless the U.S. Holder previously elected to include market discount in income as it accrued for U.S. federal income tax purposes, gain recognized by the U.S. Holder with respect to a note acquired with market discount generally will be subject to tax as ordinary income to the extent of the lesser of

•	the gain recognized or

•	the market discount accrued during the period the note was held by such U.S. Holder.

Market discount will be treated as having accrued on a ratable basis unless the U.S. Holder elected to accrue the market discount using a constant-yield method.

Non-U.S. Holders

Sale of a Note Pursuant to the Offer. A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain recognized on a sale of a note pursuant to the offer unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S. and, if a tax treaty applies, the Non-U.S. Holder maintains a U.S. permanent establishment to which the gain is attributable;

•	the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the sale, and certain other conditions are met; or

•	the note constitutes a “United States real property interest,” or “USRPI,” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, or “FIRPTA.”

A Non-U.S. Holder described in the first bullet point above will be required to pay U.S. federal income tax on the net gain derived from the sale of notes pursuant to the offer in the same manner as if such Non-U.S. Holder were a U.S. Holder, and if such Non-U.S. Holder is a foreign corporation, it may also be required to pay an additional branch profits tax at a 30% rate (or a lower rate if so specified by an applicable income tax treaty). A holder described in the second bullet point above will be subject to a 30% (or, if applicable, a lower treaty rate) U.S. federal income tax on the gain derived from the sale of a note pursuant to the offer, which may be offset by U.S. source capital losses, even though the Non-U.S. Holder is not considered a resident of the U.S.

In the event a note constitutes a USRPI, any gain recognized upon the sale of the note pursuant to the offer will be subject to tax in the same manner as described in the first bullet point above. Notes held by a Non-U.S. Holder may be exempt from treatment as a USRPI under FIRPTA if (a) the Company’s common stock is regularly traded on an established securities market and the applicable Non-U.S. Holder has not, at the time it acquired the note and at certain other times described in the applicable Treasury regulations, directly or indirectly held notes (and in certain cases other direct or indirect interests in the Company’s common stock) that had a fair market value in excess of five percent of the fair market value of all outstanding Company common stock, or (b) the Company is a “domestically controlled qualified investment entity” at the closing of the offer. Assuming the Company qualifies as a REIT, the Company will be a domestically controlled qualified investment entity if at the closing of the offer less than 50% in value of its shares are and have been held directly or indirectly by non-United States persons at all times during the 5-year period ending with the closing of the offer. We believe that the Company currently is a domestically controlled qualified investment entity. We will undertake reasonable efforts to determine whether the Company is a domestically controlled qualified investment entity at the closing of the offer. However, because the Company’s common stock is publicly traded, there can be no assurance that it is qualified or will continue to qualify as a domestically controlled qualified investment entity.

Although the application of the above exceptions from FIRPTA to the notes is not entirely clear, based on the law, facts and circumstances as they presently exist, we currently intend to take the position that the notes will not constitute USRPIs as of the closing of the offer provided that at such time either (a) the Company’s common stock is regularly traded on an established securities market, the applicable Non-U.S. Holder does not exceed the ownership limits described above and, if requested by us, such Non-U.S. Holder provides appropriate evidence to this effect; or (b) we continue to believe that the Company is and has been a domestically controlled qualified investment entity during the specified testing period. Accordingly, provided either of these conditions is met, we currently do not intend to withhold U.S. federal income tax under FIRPTA from any amounts payable to a Non-U.S. Holder upon the sale of a note pursuant to the offer. However, it is possible that the IRS could disagree with our position, in which case any Non-U.S. Holder would be liable for U.S. federal income tax under FIRPTA upon any such sale, and could be liable for interest and penalties if the Non-U.S. Holder fails to timely file a U.S. federal income tax return and pay such tax when due. If neither of the conditions described above applies, we intend to withhold 10% of any amounts payable to a Non-U.S. Holder upon the sale of a note pursuant to the offer. Any amounts withheld may not satisfy a Non-U.S. Holder’s entire tax liability, and such Non-U.S. Holder remains liable for the timely payment of any remaining tax liability. If a sale of a note is exempt from U.S. federal income tax, any amounts withheld may be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely provided to the IRS.

Interest. Any amount received by a Non-U.S. Holder pursuant to the offer that is attributable to accrued interest generally will not be subject to U.S. federal withholding tax, provided that:

•	the Non-U.S. Holder does not actually or constructively own 10% or more of the capital or profits interest in the operating partnership;

•	the Non-U.S. Holder is not a bank that received the note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

•	the Non-U.S. Holder is not a controlled foreign corporation with respect to which the operating partnership is a “related person” within the meaning of Section 864(d)(4) of the Code; and

•

the operating partnership or its paying agent has received appropriate documentation (generally, an Internal Revenue Service Form W-8BEN or applicable substitute form) establishing that the holder is not a U.S. person.

If a Non-U.S. Holder does not qualify for an exemption from withholding tax on accrued interest under the preceding paragraph and the interest is not effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business (or, if an income tax treaty applies, such interest is not attributable to a U.S. permanent establishment), such interest generally will be subject to withholding of U.S. federal income tax at a 30% rate unless such Non-U.S. Holder is able to claim a valid exemption or reduction from withholding tax under an income tax treaty.

If accrued interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business (and if, under an applicable income tax treaty, the Non-U.S. Holder maintains a U.S. permanent establishment to which the interest is attributable), then, although exempt from U.S. withholding tax (provided the Non-U.S. Holder provides a properly executed Internal Revenue Service Form W-8ECI), the Non-U.S. Holder generally will be subject to U.S. federal income tax on that accrued interest in the same manner as if the Non-U.S. Holder were a U.S. Holder. In addition, if the Non-U.S. Holder is a foreign corporation, the accrued interest may be subject to an additional branch profits tax at a rate of 30% or lower applicable treaty rate.

Information Reporting and Backup Withholding

A U.S. Holder whose notes are tendered and accepted for payment pursuant to the offer may be subject to certain information reporting requirements (unless the U.S. Holder is an exempt recipient). In addition, a U.S. Holder may be subject to backup withholding at the rate of 28% with respect to the receipt of cash in exchange for a note unless the U.S. Holder provides us with a correct taxpayer identification number (“TIN”) and certifies that the U.S. Holder is a U.S. person, the TIN is correct (or that the U.S. Holder is awaiting a TIN) and the U.S. Holder is not currently subject to backup withholding. U.S. Holders are encouraged to consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption. Backup withholding is not an additional tax. Any amount paid as backup withholding would be creditable against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the requisite information is properly provided to the Internal Revenue Service in a timely manner.

In general, information reporting and backup withholding will not apply to the sale of notes by a Non-U.S. Holder pursuant to the offer, provided that the Non-U.S. Holder has provided the required documentation that it is not a U.S. person (for example, Internal Revenue Service Form W-8BEN). However, information reporting (but not backup withholding) may apply to any portion of the sale proceeds attributable to accrued interest, even if the accrued interest is not subject to U.S. tax because of a treaty or Code exception.

THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY. ALL HOLDERS ARE ENCOURAGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE AND LOCAL AND FOREIGN TAX CONSEQUENCES OF THE OFFER.

DEALER MANAGERS; DEPOSITARY AND INFORMATION AGENT

We have retained J.P. Morgan Securities Inc., Banc of America Securities LLC and Barclays Capital Inc. to act as the dealer managers, U.S. Bank National Association to act as the depositary and Global Bondholder Services Corporation to act as information agent in connection with the offer. In their role as dealer managers, J.P. Morgan Securities Inc., Banc of America Securities LLC and Barclays Capital Inc. may contact brokers, dealers and similar entities and may provide information regarding the offer to those that it contacts or persons that contact it. We have agreed to pay the dealer managers, the depositary and the information agent customary fees for their services in connection with the offer. We have also agreed to indemnify them against certain liabilities, including liabilities under the U.S. federal securities laws. We will not pay any fees or commissions to any broker, dealer or other person, other than the dealer managers, the depositary and information agent, in connection with the solicitation of tenders of notes pursuant to the offer. We will, however, reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling expenses incurred by them in forwarding this document and related materials to their clients.

The dealer managers and/or their affiliates may participate in the offer to the extent that any of the notes held or beneficially owned by them are validly tendered and accepted by us for purchase pursuant to the offer. At any given time, the dealer managers may trade in the notes or other of our or our affiliates’ securities for its own account or for the accounts of its customers, and accordingly, may hold a long or a short position in the notes or such other securities.

The dealer managers or its affiliates have provided other investment and commercial banking and financial advisory services to us and our affiliates, including in connection with the Refinancing Transaction. The dealer managers and its affiliates may in the future provide various investment and commercial banking and other services to us and our affiliates for which they would receive customary compensation.

None of the dealer managers, the depositary or the information agent assumes any responsibility for the accuracy or completeness of the information contained in this document or for our failure to disclose events that may have occurred and may affect the significance or accuracy of such information.

In connection with the offer, our directors, officers and regular employees (who will not be specifically compensated for such services) may solicit tenders of notes by use of the mail, personally or by telephone.

ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document the Company files with the SEC at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). You can inspect reports and other information the Company files at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. In addition, the Company maintains a website that contains information about the Company at http://www.kilroyrealty.com. Information on or accessible through our website is not a part of and is not incorporated by reference into this Offer to Purchase. These documents contain important information about us and we urge you to obtain copies and review them carefully.

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Offer to Purchase and, if given or made, such information or representation may not be relied upon as having been authorized by the operating partnership, the Company or the dealer managers.

This Offer to Purchase does not constitute an offer to purchase any notes in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer under applicable securities or “blue sky” or other laws. In those jurisdictions where the securities, blue sky or other laws require the offer to be made by a licensed broker or dealer, the offer shall be deemed to be made on our behalf by the dealer managers or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

Neither the delivery of this Offer to Purchase and the related documents nor any purchase of notes shall, under any circumstances, create any implication that the information contained herein or therein is current as of any time subsequent to the date of such information.

The Company has filed with the SEC a Tender Offer Statement on Schedule TO (the “Schedule TO”), pursuant to Section 13(e) of the Exchange Act and Rule 13e-4 promulgated thereunder, furnishing certain information with respect to the offer. The Schedule TO, together with any exhibits or amendments thereto, may be examined and copies may be obtained at the same places and in the same manner as set forth above.

Any questions or requests for assistance may be directed to the dealer managers or the information agent at their respective addresses and telephone numbers as set forth on the back cover of this Offer to Purchase. Any requests for additional copies of this Offer to Purchase, the Letter of Transmittal or related documents may be directed to the information agent. A holder may also contact such holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the offer.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows the Company to “incorporate by reference” the information it files with the SEC, which means that the Company can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Offer to Purchase. Any statement contained in a document which is incorporated by reference in this Offer to Purchase is automatically updated and superseded if information contained in this Offer to Purchase, or information that the Company later filed with the SEC, modifies or replaces this information. The Company incorporates by reference the following documents it filed with the SEC:

•

its Indenture, dated as of April 2, 2007, among the operating partnership, as issuer, the Company, as guarantor, and U.S. Bank National Association, as trustee, including the form of 3.250% Exchangeable Senior Notes due 2012 (incorporated by reference to Exhibit 4.1 of Kilroy Realty Corporations’ Current Report on Form 8-K filed with the SEC on April 5, 2007);

•	its Current Reports on Form 8-K filed on January 28, 2010, February 2, 2010, February 3, 2010, March 1, 2010, April 20, 2010 and the first Current Report on Form 8-K filed on April 14, 2010;

•	its Annual Report on Form 10-K for the year ended December 31, 2009; and

•	its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

The Company is not incorporating by reference any documents or portions thereof or exhibits thereto specifically listed above that are deemed “not filed” with the SEC, including its compensation committee reports and performance graph included or incorporated by reference in any Annual Report on Form 10-K or any information or related exhibits furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

To receive a free copy of any of the documents incorporated by reference in this Offer to Purchase, including exhibits, if they are specifically incorporated by reference in the documents, call or write Kilroy Realty Corporation, 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attention: Secretary, (310) 481-8400. In order to tender, a holder must mail or deliver, or cause to be mailed or delivered, a properly completed and signed Letter of Transmittal and any other required documents to the depositary at its address set forth below or tender through DTC’s ATOP by transmitting their acceptance to DTC in accordance with DTC’s ATOP procedures. A holder tendering notes through ATOP does not need to complete the Letter of Transmittal.

The depositary for the offer is:

U.S. Bank National Association

By Hand, Overnight Delivery or Mail (Registered or Certified Mail Recommended): West Side Flats Operations Center 60 Livingston Avenue St. Paul, MN 55107 Attn.: Specialized Finance (Kilroy)

By Facsimile Transmission

(for eligible institutions only):

(651) 495-8158

Attn: Specialized Finance

Fax cover sheets should provide a call back phone

number and request a call back, upon receipt.

Confirm receipt by calling:

(651) 495-4738

Any questions or requests for assistance may be directed to the dealer managers or the information agent at their respective telephone numbers as set forth below. Any requests for additional copies of this Offer to Purchase, the Letter of Transmittal or related documents may be directed to the information agent. A holder may also contact such holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the offer.

The information agent for the offer is:

Global Bondholder Services Corporation

65 Broadway, Suite 404

New York, New York 10006

(866) 540-1500 (toll free)

(212) 430-3774 (collect)

The dealer managers for the offer are:

J.P. Morgan

383 Madison Avenue

New York, New York 10179

(800) 261-5767 (toll free)

Attention: Syndicate Desk

BofA Merrill Lynch

214 North Tryon Street, 17th Floor

Charlotte, North Carolina 28255

(888) 292-0070 (toll free)

(980) 388-4603 (collect)

Attn: Debt Advisory Services

Barclays Capital

745 Seventh Avenue

New York, New York 10019

(800) 438-3242 (toll free)

(212) 528-7581 (collect)

Attn: Liability Management Group

EXHIBIT B

LETTER OF TRANSMITTAL

[Attached]

LETTER OF TRANSMITTAL

KILROY REALTY, L.P.

Letter of Transmittal to Tender

CUSIP Number	Issuer	Title of Security
49427RAA0	Kilroy Realty, L.P.	3.250% Exchangeable Senior Notes due 2012

Pursuant to the Offer to Purchase dated May 17, 2010

(as the same may be amended or supplemented, the “Offer to Purchase”)

The offer will expire at 5:00 p.m., New York City time, on Tuesday, June 15, 2010, unless the offer is extended by Kilroy Realty, L.P. in its sole discretion (such time, as the same may be extended, the “expiration time”). Holders of notes must validly tender, and not validly withdraw, their notes (as defined below) at or prior to the expiration time to be eligible to receive the purchase price (as defined in the Offer to Purchase). Tenders of notes may be withdrawn at any time prior to the expiration time, but not thereafter.

The depositary for the offer is:

U.S. Bank National Association

By Hand, Overnight Delivery or Mail (Registered or Certified Mail Recommended):	By Facsimile Transmission (for eligible institutions only):

West Side Flats Operations Center 60 Livingston Avenue St. Paul, MN 55107 Attn.: Specialized Finance (Kilroy)	(651) 495-8158 Attn: Specialized Finance Fax cover sheets should provide a call back number and request a call back, upon receipt.

Confirm receipt by calling: (651) 495-4738

Delivery of this Letter of Transmittal (as it may be amended or supplemented, this “Letter of Transmittal” and together with the Offer to Purchase, collectively, the “Offer Documents”) to an address other than as set forth above, or transmission of instructions via a facsimile number other than as listed above, will not constitute a valid delivery. The method of delivery of this Letter of Transmittal, any notes and all other required documents to the depositary, including delivery through The Depository Trust Company (“DTC”) and any acceptance or Agent’s Message delivered through DTC’s Automated Tender Offer Program (“ATOP”), is at the election and risk of holders (as defined below).

Kilroy Realty, L.P., or the operating partnership, is a Delaware limited partnership. Kilroy Realty Corporation, or the Company, is a Maryland corporation and the sole general partner of the operating partnership. Unless otherwise expressly stated or the context otherwise requires, in this Offer to Purchase “we,” “us” and “our” refer to the Company, the operating partnership and the Company’s other subsidiaries.

We are offering (the “offer”) to purchase for cash any and all of its outstanding 3.250% Exchangeable Senior Notes due 2012 (the “notes”) from the registered holders thereof (the “holders”), upon the terms and subject to the conditions described in the Offer Documents.

Holders should carefully review the information set forth in the Offer Documents, including “Certain Significant Consequences” in the Offer to Purchase, before making a decision with respect to the offer.

Capitalized terms used herein and not defined herein have the meaning given to them in the Offer to Purchase.

This Letter of Transmittal is to be completed by a holder desiring to tender notes pursuant to the offer unless such holder is executing the tender through ATOP. A holder tendering notes through ATOP does not need to complete this Letter of Transmittal.

Holders that are tendering notes by book-entry transfer to the depositary’s account at DTC can execute the tender through ATOP. DTC participants that are accepting the offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the depositary’s account at DTC. DTC will then send an Agent’s Message to the depositary for its acceptance. Delivery of the Agent’s Message by DTC will satisfy the terms of the offer as to execution and delivery of a Letter of Transmittal by the participant identified in the Agent’s Message.

Delivery of this Letter of Transmittal, any notes and other required documents to DTC does not constitute delivery to the depositary.

For a description of certain procedures to be followed in order to tender the notes (through ATOP or otherwise), see “The Offer—Procedure for Tendering Notes” in the Offer to Purchase and the instructions to this Letter of Transmittal.

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TENDER OF NOTES

  ☐    CHECK HERE IF CERTIFICATES REPRESENTING TENDERED NOTES ARE ENCLOSED HEREWITH.

  ☐    CHECK HERE IF TENDERED NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution: Account Number: Transaction Code Number: Date Tendered:

List below the notes to which this Letter of Transmittal relates. If the space provided is inadequate, list the principal amounts on a separately executed schedule and affix the schedule to this Letter of Transmittal. Tenders of notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. No alternative, conditional or contingent tenders will be accepted.

DESCRIPTION OF NOTES TENDERED
Name(s) and Address(es) of Registered Holder(s) or Name of DTC Participant and Participant’s DTC Account Number in which Notes are Held (please fill in if blank)	Certificate Numbers*	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered**

*  Need not be completed by holders tendering notes by book-entry transfer.

**  Unless otherwise specified, it will be assumed that the entire aggregate principal amount represented by the notes described above is being tendered. See Instruction 3.

If tendered by a participant in DTC, and if not already printed above, the participant name(s) and address(es) should be printed exactly as such participant’s name appears on a security position listing as the owner of the notes.

The offer is not being made to, and tenders will not be accepted from or on behalf of, holders in any jurisdiction in which the making or the acceptance of the offer would not be in compliance with the laws of such jurisdiction.

PAYMENT DATE

The payment date for a holder that validly tenders and does not validly withdraw its notes prior to the expiration time and whose notes are accepted for purchase by us is expected to occur on Friday, June 18, 2010. Such a holder will receive the purchase price payable for its notes, plus accrued and unpaid interest to, but not including, the payment date.

We may, in our sole discretion, extend the expiration time to a date and time later than 5:00 p.m., New York City time, Tuesday, June 15, 2010.

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NOTE:    SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby tenders to the operating partnership, upon the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in accordance with this Letter of Transmittal, the principal amount of the notes indicated in the table above entitled “Description of Notes Tendered” under the column heading “Aggregate Principal Amount Tendered” (or, if nothing is indicated therein, with respect to the entire aggregate principal amount represented by the notes described in such table). The undersigned acknowledges and agrees that the tender of notes made hereby may not be withdrawn except to the extent required by law or in accordance with the procedures set forth in the Offer to Purchase.

Subject to, and effective upon, the acceptance for purchase of, and payment for, the principal amount of notes tendered with this Letter of Transmittal in accordance with the terms and subject to the conditions of the offer, the undersigned hereby (a) sells, assigns and transfers to, or upon the order of, the operating partnership, all right, title and interest in and to all of the notes tendered hereby, (b) waives any and all other rights with respect to such notes (including, without limitation, any existing or past defaults and their consequences in respect of such notes and the indenture governing such notes) and (c) releases and discharges the operating partnership from any and all claims the undersigned may have now or may have in the future arising out of or related to the notes, including, without limitation, any claims that the undersigned is entitled to participate in any repurchase, redemption or defeasance of the notes. The undersigned hereby irrevocably constitutes and appoints the depositary as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the depositary also acts as the agent of the operating partnership) with respect to such notes, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

•

present such notes and all evidences of transfer and authenticity to, or transfer ownership of such notes on the account books maintained by DTC and the trustee to, or upon the order of, the operating partnership,

•	present such notes for transfer of ownership on the books of the operating partnership, and

•

receive all benefits and otherwise exercise all rights of beneficial ownership of such notes, all in accordance with the terms and conditions of the offer as described in this Letter of Transmittal and in the Offer to Purchase.

The undersigned acknowledges and agrees that a tender of notes pursuant to any of the procedures described in the Offer to Purchase and in the instructions to this Letter of Transmittal and an acceptance of such notes by the operating partnership will constitute a binding agreement between the undersigned and the operating partnership upon the terms and subject to the conditions of the offer, which agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The undersigned acknowledges, by tendering notes pursuant to any of the procedures described in the Offer to Purchase and in the instructions to this Letter of Transmittal, under certain circumstances set forth in the Offer to Purchase, the operating partnership is not required to accept for purchase any of the notes tendered.

The undersigned hereby represents and warrants that (a) the undersigned has read the Offer to Purchase and this Letter of Transmittal and agrees to all of the terms and conditions of the offer, (b) the undersigned has full power and authority to tender, sell, assign and transfer the notes tendered hereby, and (c) when such tendered notes are accepted for purchase and payment by the operating partnership pursuant to the offer, the operating partnership will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned will, upon request, execute and deliver any additional documents deemed by the depositary or by the operating partnership to be necessary or desirable to complete the sale, assignment and transfer of the notes tendered hereby.

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The operating partnership is not required to accept for purchase any notes tendered after the expiration time. The expiration time may be extended by the operating partnership, as described in the Offer to Purchase.

In consideration for the purchase of notes pursuant to the offer, the undersigned hereby waives, releases, forever discharges and agrees not to sue the Company, the operating partnership or their respective former, current or future directors, officers, employees, agents, subsidiaries, affiliates, stockholders, predecessors, successors, assigns or other representatives as to any and all claims, demands, causes of action and liabilities of any kind and under any theory whatsoever, whether known or unknown (excluding any liability arising under U.S. federal securities laws in connection with the offer), by reason of any act, omission, transaction or occurrence, that the undersigned ever had, now has or hereafter may have against the Company or the operating partnership as a result of or in any manner related to the undersigned’s purchase, ownership or disposition of the notes pursuant to the offer or any decline in the value thereof. Without limiting the generality or effect of the foregoing, upon the purchase of notes pursuant to the offer, the operating partnership shall obtain all rights relating to the undersigned’s ownership of notes (including, without limitation, the right to all interest payable on the notes) and any and all claims relating thereto.

The undersigned by this Letter of Transmittal also irrevocably appoints the depositary to act as its agent for the purpose of receiving payment from the operating partnership and transmitting such payment to the undersigned. The undersigned acknowledges and agrees that payment shall be deemed to have been made by the operating partnership upon the transfer by the operating partnership of the purchase price, plus accrued and unpaid interest up to, but not including, the payment date, to the depositary or, in accordance with the depositary’s instructions, to DTC. The undersigned further acknowledges and agrees that under no circumstances will interest on the purchase price be paid by the operating partnership by reason of any delay on the part of the depositary in making payment to the holders entitled thereto or any delay in the allocation or crediting of monies received by DTC to participants in DTC or in the allocation or crediting of monies received by participants to beneficial owners and in no event will the operating partnership be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder. No authority conferred or agreed to be conferred by this Letter of Transmittal shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

For purposes of the offer, the undersigned understands that the operating partnership will be deemed to have accepted for purchase validly tendered notes if, as and when the operating partnership gives oral or written notice of acceptance to the depositary.

The undersigned understands that the delivery and surrender of the notes is not effective, and the risk of loss of the notes does not pass to the depositary, until receipt by the depositary of this Letter of Transmittal (or a manually signed facsimile of this Letter of Transmittal), properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in form satisfactory to the operating partnership or receipt of an Agent’s Message. All questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of notes will be determined by the operating partnership, in its sole discretion, which determination will be final and binding.

Unless otherwise indicated herein under “Special Issuance Instructions” or “Special Delivery Instructions,” the undersigned hereby request(s) that any notes representing principal amounts not tendered or not accepted for purchase be issued in the name(s) of the undersigned by credit to the account of DTC. Unless otherwise indicated in this Letter of Transmittal under “Special Issuance Instructions” or “Special Delivery Instructions,” the undersigned hereby request(s) that any checks for payment to be made in respect of the notes tendered hereby be issued to the order of, and delivered to, the undersigned.

In the event that the “Special Issuance Instructions” or “Special Delivery Instructions” box below is completed, the undersigned hereby request(s) that any notes representing principal amounts not tendered or not

5

accepted for purchase be issued in the name(s) of the person(s) indicated. The undersigned recognizes that the operating partnership has no obligation pursuant to the “Special Issuance Instructions” box to transfer any notes from the names of the registered holder(s) thereof if the operating partnership does not accept for purchase any of the principal amount of such notes so tendered. In the event that the “Special Delivery Instructions” box below is completed, the undersigned hereby request(s) that checks for payment to be made in respect of the notes tendered hereby be issued to the order of, and be delivered to, the person(s) at the address(es) therein indicated. The undersigned also recognizes that the operating partnership has no obligation under the Special Issuance Instructions to transfer any notes from the name of the holder of those notes if the operating partnership does not accept for purchase any of the notes so tendered and that the operating partnership will have no obligation under the Special Delivery Instructions unless the holder produces satisfactory evidence that any applicable transfer taxes have been paid.

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SPECIAL ISSUANCE INSTRUCTIONS

(See Instructions 1, 2, 4 and 5)

To be completed ONLY if notes in a principal amount not tendered or not accepted for payment are to be issued in the name of, or checks constituting payments for the purchase price, plus accrued and unpaid interest up to, but not including, the payment date, to be made in connection with the offer are to be issued to the order of, someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal or issued to an address different from that shown in the box entitled “Description of Notes Tendered” within this Letter of Transmittal.

Issue:
(check as applicable)
☐ Notes

☐ Checks

Pay to the order of:

Name
(Please Print)

Address

(Please Print)

Zip Code
DTC Account Number:

Taxpayer Identification or Social Security Number (See Internal Revenue Service Form W-9 attached hereto or Internal Revenue Service Form W-8, as applicable)

SIGNATURE GUARANTEE (See Instructions 1 and 2 below) Certain Signatures Must be Guaranteed by a Medallion Signature Guarantor

(Name of Medallion Signature Guarantor Guaranteeing Signature)

(Address (including Zip Code) and Telephone Number (including area code) of Firm)

(Authorized Signature)

(Printed Name)

(Title)
Dated: , 2010

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1, 2, 4 and 5)

To be completed ONLY if notes in a principal amount not tendered or not accepted for payment or checks constituting payments for the purchase price, plus accrued and unpaid interest up to, but not including, the payment date, to be made in connection with the offer are to be sent to someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal to an address different from that shown in the box entitled “Description of Notes Tendered” within this Letter of Transmittal.

Deliver:
(check as applicable)
☐ Notes

☐ Checks

Name
(Please Print)
Address
(Please Print)

Zip Code

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PLEASE COMPLETE AND SIGN BELOW

(This page is to be completed and signed by all tendering

holders except holders executing the tender through DTC’s ATOP)

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders the principal amount of the notes listed in the box above entitled “Description of Notes Tendered” under the column heading “Aggregate Principal Amount Tendered” (or, if nothing is indicated therein, with respect to the entire aggregate principal amount represented by the notes described in such box).

Signature(s):

(Must be signed by the registered holder or, if the notes are tendered by a participant in DTC, exactly as such participant’s name appears on a security position listing as the owner of such notes. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth the full title and see Instruction 1.)

Dated:

Name(s) (please print):

Capacity:

Address:

(Including Zip Code)

Area Code and Telephone Number:

Tax Identification or Social Security Number:

PLEASE COMPLETE INTERNAL REVENUE SERVICE FORM W-9 ATTACHED TO THIS LETTER OF TRANSMITTAL

(OR INTERNAL REVENUE SERVICE FORM W-8, AS APPLICABLE)

SIGNATURE GUARANTEE (See Instructions 1 and 6 below)

Certain Signatures Must be Guaranteed by a Medallion Signature Guarantor

(Name of Medallion Signature Guarantor Guaranteeing Signatures)

(Address (including Zip Code) and Telephone Number (including Area Code) of Firm)

(Authorized Signature)

(Print Name)

(Title)

Date:                                 , 2010

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NON-US FIRPTA WITHHOLDING

☐       CHECK HERE IF YOU ARE A U.S. PERSON (AS DEFINED FOR PURPOSES OF THE FORM W-9)

☐       IF YOU ARE NOT A U.S. PERSON (AS DEFINED FOR PURPOSES OF THE FORM W-9), CHECK HERE IF AS OF EACH DATE ON WHICH YOU ACQUIRED ANY NOTES, THE FAIR MARKET VALUE OF ALL NOTES OWNED BY YOU (NOT JUST NOTES YOU ACQUIRED ON SUCH DATE) EQUALED 5% OR LESS OF THE FAIR MARKET VALUE OF ALL COMMON STOCK OF KILROY REALTY CORPORATION OUTSTANDING ON THAT DATE.

Under penalties of perjury, I declare that the information provided above is true and correct.

If you cannot accurately check one of these boxes, we may withhold, under FIRPTA, U.S. federal income tax on payments to you pursuant to the offer. If you check one of the boxes above, while we do not intend to withhold (under FIRPTA) U.S. federal income tax on payments to you pursuant to the offer, other parties may take a contrary position. For more information, see the discussion below in “Important Tax Information” and consult your tax advisor.

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INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1.    Signatures on Letter of Transmittal, Instruments of Transfer and Endorsements.    If this Letter of Transmittal is signed by a participant in DTC whose name is shown on a security position listing as the owner of the notes tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of such notes.

If any of the notes tendered hereby are registered in the name of two or more holders, all such holders must sign this Letter of Transmittal.

If this Letter of Transmittal or any notes or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the operating partnership of such person’s authority to so act must be submitted.

When this Letter of Transmittal is signed by the registered holders of the notes tendered hereby (or by a participant in DTC whose name appears on a security position listing as the owner of the notes), no separate instruments of transfer are required unless payment is to be made, or the notes not tendered or purchased are to be issued, to a person other than the registered holders, in which case signatures on the instruments of transfer must be guaranteed by a participant in the Securities Transfer Agent’s Medallion Program (a “Medallion Signature Guarantor”).

Unless this Letter of Transmittal is signed by the registered holder(s) of the notes tendered hereby (or by a participant in DTC whose name appears on a security position listing as the owner of such notes), such notes must be accompanied by appropriate instruments of transfer, and each such instrument of transfer must be signed exactly as the name or names of the registered holder(s) appear on the notes (or as the name of such participant appears on a security position listing as the owner of such notes); signatures on each such instrument of transfer must be guaranteed by a Medallion Signature Guarantor, unless the signature is that of a firm that is a member of a registered national securities exchange or Financial Industry Regulatory Authority, Inc. or is a commercial bank or trust company having an office in the United States (each, an “eligible institution”).

2.    Signature Guarantees.    Signatures on this Letter of Transmittal must be guaranteed by a Medallion Signature Guarantor, unless the notes tendered by this Letter of Transmittal are tendered:

•

by a registered holder of notes (or by a participant in DTC whose name appears on a security position listing as the owner of the notes) who has not completed any of the boxes entitled “Special Issuance Instructions” or “Special Delivery Instructions” on this Letter of Transmittal, or

•	for the account of an eligible institution.

If the notes are registered in the name of a person other than the signatory on this Letter of Transmittal or if notes not accepted for payment or not tendered are to be returned to a person other than the registered holder, then the signature on this Letter of Transmittal accompanying the tendered notes must be guaranteed by a Medallion Signature Guarantor as described above. Beneficial owners whose notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact that broker, dealer, commercial bank, trust company or other nominee if they desire to tender notes. See “The Offer—Procedures for Tendering—Signature Guarantee” in the Offer to Purchase. See Instruction 1.

3.    Partial Tenders.    Tenders of notes under the offer will be accepted only in principal amounts of $1,000 or integral multiples thereof. If less than the entire principal amount of any notes evidenced by a submitted certificate is tendered, the tendering holder must fill in the principal amount tendered in the last column of the

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box entitled “Description of Notes Tendered” in this Letter of Transmittal. The entire principal amount represented by the certificates for all notes delivered to the depositary will be deemed to have been tendered unless otherwise indicated. If the entire principal amount of all notes is not tendered or not accepted for purchase, certificates for the principal amount of notes not tendered or not accepted for purchase will be sent (or, if tendered by book-entry transfer, returned by credit to the account at DTC designated in this Letter of Transmittal) to the holder unless otherwise provided in the appropriate box on this Letter of Transmittal (see Instruction 4) promptly after the expiration or termination of the offer.

4.    Special Issuance and Special Delivery Instructions.    Tendering holders should indicate in the applicable box or boxes the name and address to which notes for principal amounts not tendered or not accepted for purchase or checks constituting payments for notes to be purchased are to be issued or sent, if different from the name and address of the registered holder signing this Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated. If no instructions are given, notes not tendered or not accepted for purchase will be returned to the registered holder of the notes tendered. Holders of notes tendering by book-entry transfer will have notes not tendered or not accepted for purchase returned by crediting their account at DTC. The operating partnership will have no obligation under the Special Issuance Instructions or Special Delivery Instructions unless the holder produces satisfactory evidence that any applicable transfer taxes have been paid.

5.    Transfer Taxes.    Except as set forth in Instruction 4 and this Instruction 5, the operating partnership will pay or cause to be paid any transfer taxes with respect to the transfer and sale of the notes to it, or to its order, pursuant to the offer. If payment is to be made to, or if the notes not tendered or purchased are to be registered in the name of, any persons other than the registered owners, or if the tendered notes are registered in the name of any persons other than the persons signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such other person will be deducted from the payment unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

6.    Internal Revenue Service Form W-9.    Each tendering holder (or other payee) that is a U.S. person (including a U.S. resident alien) is required (i) to provide the depositary with a correct taxpayer identification number (“TIN”), which TIN, in the case of a holder who is an individual, is his or her social security number, and with certain other information, on the attached Internal Revenue Service Form W-9, and to certify that the holder (or other payee, as applicable) is not subject to backup withholding or (ii) to otherwise establish a basis for exemption from backup withholding. Failure to provide the depositary with the correct TIN or an adequate basis for an exemption from backup withholding may subject the tendering holder (or other payee, as applicable) to a $50 penalty imposed by the Internal Revenue Service and may result in backup withholding on payments made to the holder or other payee at the rate of 28%. A tendering holder that is a nonresident alien or a foreign entity must submit the appropriate completed Internal Revenue Service Form W-8 to avoid backup withholding. The appropriate form may be obtained from the depositary or via the Internal Revenue Service website at www.irs.gov. See “Important Tax Information” below.

7.    Irregularities.    All questions as to the form of documents and validity, eligibility (including time of receipt), acceptance for payment and withdrawal of tendered notes will be determined by the operating partnership in its sole discretion, and the operating partnership’s determination will be final and binding. The operating partnership reserves the absolute right to reject any and all tenders and withdrawals of tenders that the operating partnership determines are not in proper form or for which the acceptance for payment or payment may, in the opinion of the operating partnership’s counsel, be unlawful. The operating partnership also reserves the absolute right in its sole discretion to waive any of the conditions of the offer or any defect or irregularity in the tender of notes, or withdrawal of a tender of notes, of any particular holder, whether or not similar defects or irregularities are waived in the case of other holders. A waiver of any defect or irregularity with respect to the tender of one note shall not constitute a waiver of the same or any other defect or irregularity with respect to the tender, or withdrawal of a tender of notes, of any other note. Any defect or irregularity in connection with tenders

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of notes, or withdrawal of a tender of notes, must be cured within such time as the operating partnership may determine, unless waived by the operating partnership. Tenders of notes and withdrawals of tenders shall not be deemed to have been made until all defects and irregularities have been waived by the operating partnership or cured. The operating partnership’s interpretation of the terms and conditions of the offer (including the instructions in this Letter of Transmittal) will be final and binding. Neither the operating partnership nor its affiliates, nor the trustee, the dealer managers, the depositary or information agent, or any of their affiliates, nor any other person will be under any duty to give notice of any defects or irregularities in tenders or any notices of withdrawal or will incur any liability for failure to give any such notice.

8.    Requests for Assistance or Additional Copies.    Any questions or requests for assistance may be directed to the dealer managers or the information agent at their respective telephone numbers set forth on the back cover of the Offer to Purchase. Requests for additional copies of the Offer to Purchase or this Letter of Transmittal may be directed to the information agent. A holder may also contact its broker, dealer, commercial bank, trust company or other nominee for assistance concerning the offer.

9.    Waiver of Conditions.    The operating partnership expressly reserves the right prior to the expiration time to waive any of the conditions of the offer, in whole or in part, at any time and from time to time.

10.    Mutilated, Lost, Stolen or Destroyed Certificates.    If a holder wishes to tender notes pursuant to the offer, but the certificates evidencing such notes have been mutilated, lost, stolen or destroyed, the holder should write to, or telephone, the trustee for the notes at the address or telephone number provided in the indenture about procedures for obtaining replacement certificates for such notes and arranging for indemnification or any other matter that requires the trustee to take action.

11.    Delivery of this Letter of Transmittal and Certificates for Notes or Book-Entry Confirmations.    The method of delivery of this Letter of Transmittal, notes and all other required documents to the depositary, including delivery through DTC and any acceptance or Agent’s Message delivered through ATOP, is at the election and risk of holders. If such delivery is by mail, it is suggested that holders use properly insured registered mail, return receipt requested, and that the mailing be sufficiently in advance of the expiration time to permit delivery to the depositary prior to such date. Except as otherwise provided below, the delivery will be deemed made when actually received or confirmed by the depositary. This Letter of Transmittal and the notes should be sent only to the depositary, not to the Company, the operating partnership, DTC, the trustee, the information agent or the dealer managers.

All tendering holders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance of their notes for purchase.

There are no guaranteed delivery procedures provided for by the operating partnership in conjunction with the offer. Holders must timely tender their notes in accordance with the procedures set forth in the Offer to Purchase.

12.    Expiration Time.    The expiration time means, with respect to the offer, 5:00 p.m., New York City time, on Tuesday, June 15, 2010, as such date and time may be extended or earlier terminated (subject to applicable law) by the operating partnership in its sole discretion.

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Print or type

See Specific Instructions on page 2.

Form W-9 (Rev. October 2007) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give form to the requester. Do not send to the IRS.

Name (as shown on your income tax return)

Business name, if different from above

Check appropriate box:	☐	Individual/ Sole proprietor	☐	Corporation	☐	Partnership	☐	Exempt payee
☐ Limited liability company. Enter the tax classification (D=disregarded entity, C=corporation, P=partnership) ▶ ☐ Other (see instructions) ▶

Address (number, street, and apt. or suite no.)

Requester’s name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on Line 1 to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number

or
Employer identification number

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.	I am a U.S. citizen or other U.S. person (defined below).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. See the instructions on page 4.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

— An individual who is a U.S. citizen or U.S. resident alien,

— A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,

— An estate (other than a foreign estate), or

— A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

Cat. No. 10231X	Form W-9 (Rev. 10-2007)

Form W-9 (Rev. 10-2007)	Page 2

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

— The U.S. owner of a disregarded entity and not the entity,

— The U.S. grantor or other owner of a grantor trust and not the trust, and

— The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Also see Special rules for partnerships on page 1.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name” line.

Limited liability company (LLC). Check the “Limited liability company” box only and enter the appropriate code for the tax classification (“D” for disregarded entity, “C” for corporation, “P” for partnership) in the space provided.

For a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Regulations section 301.7701-3, enter the owner’s name on the “Name” line. Enter the LLC’s name on the “Business name” line.

For an LLC classified as a partnership or a corporation, enter the LLC’s name on the “Name” line and any business, trade, or DBA name on the “Business name” line.

Other entities. Enter your business name as shown on required federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name” line.

Note. You are requested to check the appropriate box for your status (individual/sole proprietor, corporation, etc.).

Exempt Payee

If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the “Exempt payee” box in the line following the business name, sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following payees are exempt from backup withholding.

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(t)(2),

2. The United States or any of its agencies or instrumentalities,

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5. An international organization or any of its agencies or instrumentalities. Other payees that may be exempt from backup withholding include:

Other entities. Enter your business name as shown on required federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name” line.

Form W-9 (Rev. 10-2007)	Page 3

Note. You are requested to check the appropriate box for your status (individual/sole proprietor, corporation, etc.).

Exempt Payee

If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the “Exempt payee” box in the line following the business name, sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following payees are exempt from backup withholding.

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2. The United States or any of its agencies or instrumentalities,

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6. A corporation,

7. A foreign central bank of issue,

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9. A futures commission merchant registered with the Commodity Futures Trading Commission,

10. A real estate investment trust,

11. An entity registered at all times during the tax year under the Investment Company Act of 1940,

12. A common trust fund operated by a bank under section 584(a),

13. A financial institution,

14. A middleman known in the investment community as a nominee or custodian, or

15. A trust exempt from tax under section 664 or described in section 4947.

The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 15.

IF the payment is for. . .	THEN the payment is exempt for. . .
Interest and dividend payments	All exempt payees except for 9
Broker transactions	Exempt payees 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker
Barter exchange transactions and patronage dividends	Exempt payees 1 through 5
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 7[2]

1 See Form 1099-MISC, Miscellaneous Income, and its instructions.

2 However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited liability company (LLC) on page 2), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, and 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). Exempt payees, see Exempt Payee on page 2.

Signature requirements. Complete the certification as indicated in 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

Form W-9 (Rev. 10-2007)	Page 4

What Name and Number To Give the Requester

	For this type of account:	Give name and SSN of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
5.	Sole proprietorship or disregarded entity owned by an individual	The owner[3]
	For this type of account:	Give name and EIN of:
6.	Disregarded entity not owned by an individual	The owner
7.	A valid trust, estate, or pension trust	Legal entity[4]
8.	Corporate or LLC electing corporate status on Form 8832	The corporation
9.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10.	Partnership or multi-member LLC	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

[2]	Circle the minor’s name and furnish the minor’s SSN.

[3]

You must show your individual name and you may also enter your business or “DBA” name on the second name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4]

List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see special rules for partnerships on page 1.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

•— Protect your SSN,

•— Ensure your employer is protecting your SSN, and

•— Be careful when choosing a tax preparer.

Call the IRS at 1-800-829-1040 if you think your identity has been used inappropriately for tax purposes.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS personal property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.consumer.gov/idtheft or 1-877-IDTHEFT(438-4338).

Visit the IRS website at www.irs.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

IMPORTANT TAX INFORMATION

Circular 230 Notice

TO COMPLY WITH INTERNAL REVENUE SERVICE CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) THIS DISCUSSION IS NOT INTENDED OR WRITTEN BY US TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER UNDER THE CODE (AS DEFINED BELOW); (B) THIS DISCUSSION IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) A TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

General

Under U.S. federal income tax law, a holder that is a U.S. person (including a U.S. resident alien) whose tendered notes are accepted for payment is required to provide the depositary with such holder’s current TIN and make certain certifications on the attached Internal Revenue Service Form W-9, or, alternatively, to establish another basis for an exemption from backup withholding. If such holder is an individual, the TIN is his or her social security number. If the depositary is not provided with the correct TIN or if the required certifications are not made, the holder or other payee may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, any payment made to such holder or other payee with respect to the notes purchased pursuant to the offer may be subject to backup withholding.

Certain holders (including, among others, all corporations and certain foreign persons) are generally not subject to these backup withholding and reporting requirements. In order for a foreign holder to qualify as an exempt recipient, such foreign holder must submit to the depositary the appropriate Internal Revenue Service Form W-8 (e.g., Form W-8BEN, Form W-8ECI or Form W-8IMY), signed under penalties of perjury, attesting to his, her or its exempt status. An Internal Revenue Service Form W-8 may be obtained from the depositary or via the Internal Revenue Service website at www.irs.gov. See the enclosed Internal Revenue Service Form W-9 for additional information.

If backup withholding applies, the depositary is required to withhold 28% of any payment made to the holder or other payee. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service provided that the required information is properly furnished to the Internal Revenue Service in a timely manner.

Purpose of Form W-9

To prevent backup withholding on any payment made to a holder or other payee with respect to the notes purchased pursuant to the offer, if the holder does not otherwise establish an exemption from backup withholding, the holder is required to notify the depositary of the holder’s current TIN (or the TIN of any other payee) by completing the attached Internal Revenue Service Form W-9 and certifying that (i) the TIN provided on the attached Internal Revenue Service Form W-9 is correct (or that such holder is awaiting a TIN), (ii) the holder is not subject to backup withholding because (a) the holder is exempt from backup withholding, (b) the holder has not been notified by the Internal Revenue Service that the holder is subject to backup withholding as a result of failure to report all interest or dividends or (c) the Internal Revenue Service has notified the holder that the holder is no longer subject to backup withholding, and (iii) the holder is a U.S. person (including a U.S. resident alien) for federal income tax purposes. Foreign holders should complete, sign and submit an appropriate Internal Revenue Service Form W-8 as described above to prevent backup withholding.

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What Number to Give the Depositary

The holder is required to give the depositary the TIN (e.g., social security number or employer identification number) of the registered owner of the notes tendered hereby. If the notes are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed Internal Revenue Service Form W-9 for additional guidance on which number to report.

FIRPTA

In the event the notes constitute a “United States real property interest,” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, any gain recognized by a foreign person upon the sale of a note may be subject to U.S. federal income tax withholding. For more information, see “Certain U.S. Federal Income Tax Considerations” in the Offer to Purchase.

Any questions or requests for assistance may be directed to the dealer managers or the information agent at their respective addresses and telephone numbers as set forth below. Any requests for additional copies of this Letter of Transmittal, the Offer to Purchase or related documents may be directed to the information agent. A holder may also contact such holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the offer.

The information agent for the offer is:

Global Bondholder Services Corporation

65 Broadway, Suite 404

New York, New York 10006

(866) 540-1500 (toll free)

(212) 430-3774 (collect)

The dealer managers for the offer are:

J.P. Morgan

383 Madison Avenue

New York, New York 10179

(800) 261-5767 (toll free)

Attention: Syndicate Desk

BofA Merrill Lynch

214 North Tryon Street, 17th Floor

Charlotte, North Carolina 28255

(888) 292-0070 (toll free)

(980) 388-4603 (collect)

Attn: Debt Advisory Services

Barclays Capital

745 Seventh Avenue

New York, New York 10019

(800) 438-3242 (toll free)

(212) 528-7581 (collect)

Attn: Liability Management Group

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